EXHIBIT 10.3

                    1400 65th STREET, EMERYVILLE, CALIFORNIA

                  AMENDED AND RESTATED OFFICE BUILDING NET LEASE


         THIS AMENDED AND RESTATED OFFICE BUILDING NET LEASE COMPLETELY
              REPLACES AND SUPERCEDES THE OFFICE BUILDING NET LEASE
        DATED NOVEMBER 3, 1999, AS AMENDED, BETWEEN LANDLORD AND TENANT.

                             BASIC LEASE INFORMATION


DATE  OF  LEASE:               October  18,  2000


LANDLORD:                      BEP-EMERYVILLE,  L.P.

LANDLORD'S  ADDRESS:           c/o  Ellis  Partners,  Inc.
                               433  California  Street,  Suite  610
                               San  Francisco,  California  94104
                               Attention:  James  F.  Ellis


TENANT:                        EVOLVE  SOFTWARE,  INC.

TENANT'S  ADDRESS:             1400  65th  Street
                               Emeryville,  CA  94608
                               Attn:  Douglas Sinclair, Chief Financial Officer


BUILDING:                      EmeryTech  Building  located  at:
                               1400-65th  Street,  Emeryville,  California



LEASED  PREMISES:              Approximately 51,261 rentable square feet on the
                               entire East-Hi-Bay and the ground floor of the West-Hi-Bay of the Building (the "Existing
                               Premises").

                               Approximately 21,090 rentable square feet on the second (2nd) floor and third (3rd) floor mezzanine of the Building (the "Expansion Premises").


RENTABLE  AREA:                Approximately  72,351  rentable  square  feet.

TERM  COMMENCEMENT
DATE  (EXISTING  PREMISES):    July  21,  2000



SCHEDULED  TERM  COMMENCEMENT
DATE  (EXPANSION  PREMISES):   February  1,  2001


TERM  EXPIRATION  DATE:        July  20,  2007


OPTION  TO  EXTEND:            Number  of  Extension  Periods:  One  (1)
                               Years  per  Extension  Period:   Five  (5)


BASE  RENT  (NNN):             FOR  THE  EXISTING  PREMISES
                               ----------------------------

                               $112,774.20.00 (calculated on the basis of $2.20 per month per rentable square foot); beginning on the first (1st) anniversary of the Term Commencement Date for the Existing Premises, and each anniversary thereafter during the Term, Base Rent (NNN) shall increase at three percent (3%) per annum.

                               FOR  THE  EXPANSION  PREMISES
                               -----------------------------

                               $71,706.00 (calculated on the basis of $3.40 per month per rentable square foot); beginning on the first (1st) anniversary of the Term Commencement Date for the Expansion Premises, and each anniversary thereafter during the Term, Base Rent
                               (NNN) shall increase at three percent (3%) per annum. Notwithstanding the foregoing, no Base Rent for the Expansion Premises shall be payable until after the thirtieth (30th) day after the Term Commencement Date for the Expansion Premises; however, Tenant's Proportionate Share of the Basic Operating Cost for the Expansion Premises shall be payable from the Term Commencement Date.


TENANT'S  PROPORTIONATE
SHARE:                         Approximately  47.24%.


PARKING  SPACES:               153

SECURITY  DEPOSIT:             $2,078,279.25  (for  the  Existing  Premises)
                               $822,847.78  (for  the  Expansion  Premises)

                               $2,901,127.03 (total Security Deposit for the Leased Premises)


GUARANTOR:                     None



LANDLORD'S  BROKER:            CB  Richard  Ellis


TENANT'S  BROKER:              Colliers  International



               [INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS.]

     The foregoing BASIC LEASE INFORMATION is incorporated herein and made a part of the LEASE to which it is attached. If there is any conflict between the BASIC LEASE INFORMATION and the LEASE, the BASIC LEASE INFORMATION shall control.

                                   "LANDLORD":

                                   BEP-EMERYVILLE,  L.P.,
                                   a  Delaware  limited  partnership

                                   By:   EPI  Investors  103  LLC,
                                         a  California limited liability company
                                         Its:  General  Partner

                                         By:   Ellis  Partners,  Inc.,
                                         a  California  corporation

                                         Its:  Managing  Member



                                       By:     /s/  James F Ellis
                                          ------------------------------------
                                       Name:   James F Ellis
                                            ----------------------------------
                                       Title:  Vice President
                                             ---------------------------------


                                   "TENANT":

                                   EVOLVE  SOFTWARE,  INC.,
                                   a  Delaware  corporation


                                   By:     /s/ Doug Sinclair
                                       ---------------------------------
                                   Name:   Doug Sinclair
                                        --------------------------------
                                   Title:  CFO
                                         -------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----
Article 1.     Definitions  . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.01.     Definitions. . . . . . . . . . . . . . . . . . . . . . . . .   1
Article 2.     Leased Premises  . . . . . . . . . . . . . . . . . . . . . .   4
     2.01.     Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.02.     Acceptance of Leased Premises. . . . . . . . . . . . . . . .   4
     2.03.     [Intentionally Deleted.] . . . . . . . . . . . . . . . . . .   4
     2.04.     Reservation of Rights. . . . . . . . . . . . . . . . . . . .   4
     2.05.     Associated Rights Granted to Tenant. . . . . . . . . . . . .   5
Article 3.     Term, Use and Rent . . . . . . . . . . . . . . . . . . . . .   6
     3.01.     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     3.02.     Use. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     3.03.     Base Rent. . . . . . . . . . . . . . . . . . . . . . . . . .   6
     3.04.     Tenant's Proportionate Share of Basic Operating Cost . . . .   7
     3.05.     Basic Operating Cost . . . . . . . . . . . . . . . . . . . .  10
Article 4.     Landlord's Covenants . . . . . . . . . . . . . . . . . . . .  13
     4.01.     Basic Services . . . . . . . . . . . . . . . . . . . . . . .  13
     4.02.     Extra Services . . . . . . . . . . . . . . . . . . . . . . .  15
     4.03.     Window Coverings . . . . . . . . . . . . . . . . . . . . . .  16
     4.04.     Graphics and Signage . . . . . . . . . . . . . . . . . . . .  16
     4.05.     Tenant Extra Improvements. . . . . . . . . . . . . . . . . .  16
     4.06.     Repair Obligation. . . . . . . . . . . . . . . . . . . . . .  17
     4.07.     Peaceful Enjoyment . . . . . . . . . . . . . . . . . . . . .  17
Article 5.     Tenant's Covenants . . . . . . . . . . . . . . . . . . . . .  18
     5.01.     Payments by Tenant . . . . . . . . . . . . . . . . . . . . .  18
     5.02.     Tenant Improvements. . . . . . . . . . . . . . . . . . . . .  18
     5.03.     Taxes on Personal Property and Tenant Extra Improvements . .  18
     5.04.     Repairs by Tenant. . . . . . . . . . . . . . . . . . . . . .  18
     5.05.     Waste. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     5.06.     Assignment or Sublease . . . . . . . . . . . . . . . . . . .  19
     5.07.     Alterations, Additions and Improvements. . . . . . . . . . .  21
     5.08.     Compliance With Laws and Insurance Standards . . . . . . . .  22
     5.09.     No Nuisance; No Overloading. . . . . . . . . . . . . . . . .  23
     5.10.     Furnishing of Financial Statements; Tenant's Representations  23
     5.11.     Entry by Landlord. . . . . . . . . . . . . . . . . . . . . .  24
     5.12.     Nondisturbance and Attornment. . . . . . . . . . . . . . . .  24
     5.13.     Estoppel Certificate . . . . . . . . . . . . . . . . . . . .  25
     5.14.     Security Deposit . . . . . . . . . . . . . . . . . . . . . .  26
     5.15.     Surrender. . . . . . . . . . . . . . . . . . . . . . . . . .  28
     5.16.     Tenant's Remedies. . . . . . . . . . . . . . . . . . . . . .  28
     5.17.     CC&Rs/Rules and Regulations. . . . . . . . . . . . . . . . .  29
Article 6.     Environmental Matters. . . . . . . . . . . . . . . . . . . .  29
     6.01.     Hazardous Materials Prohibited . . . . . . . . . . . . . . .  29
     6.02.     Limitations on Assignment and Subletting . . . . . . . . . .  31


                                       i

                                TABLE OF CONTENTS
                                -----------------
                                   (Continued)
                                                                            Page


     6.03.     Right of Entry . . . . . . . . . . . . . . . . . . . . . . .  31
     6.04.     Notice to Landlord . . . . . . . . . . . . . . . . . . . . .  31
Article 7.     Insurance, Indemnity, Condemnation, Damage and Default . . .  31
     7.01.     Landlord's Insurance . . . . . . . . . . . . . . . . . . . .  31
     7.02.     Tenant's Liability Insurance . . . . . . . . . . . . . . . .  32
     7.03.     Tenant's Additional Insurance Requirements . . . . . . . . .  33
     7.04.     Indemnity and Exoneration. . . . . . . . . . . . . . . . . .  34
     7.05.     Waiver of Subrogation. . . . . . . . . . . . . . . . . . . .  36
     7.06.     Condemnation . . . . . . . . . . . . . . . . . . . . . . . .  36
     7.07.     Damage or Destruction. . . . . . . . . . . . . . . . . . . .  36
     7.08.     Default by Tenant. . . . . . . . . . . . . . . . . . . . . .  38
Article 8.     Option to Renew. . . . . . . . . . . . . . . . . . . . . . .  42
     8.01.     Option to Renew. . . . . . . . . . . . . . . . . . . . . . .  42
Article 9.     Miscellaneous Matters. . . . . . . . . . . . . . . . . . . .  44
     9.01.     Parking. . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     9.02.     Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     9.03.     No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . .  45
     9.04.     Recording. . . . . . . . . . . . . . . . . . . . . . . . . .  45
     9.05.     Holding Over . . . . . . . . . . . . . . . . . . . . . . . .  45
     9.06.     Transfers by Landlord. . . . . . . . . . . . . . . . . . . .  46
     9.07.     Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . .  46
     9.08.     Termination; Merger. . . . . . . . . . . . . . . . . . . . .  46
     9.09.     Amendments; Interpretation . . . . . . . . . . . . . . . . .  46
     9.10.     Severability . . . . . . . . . . . . . . . . . . . . . . . .  46
     9.11.     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     9.12.     Force Majeure. . . . . . . . . . . . . . . . . . . . . . . .  47
     9.13.     Guarantor. None. . . . . . . . . . . . . . . . . . . . . . .  47
     9.14.     Successors and Assigns . . . . . . . . . . . . . . . . . . .  47
     9.15.     Further Assurances . . . . . . . . . . . . . . . . . . . . .  47
     9.16.     Incorporation of Prior Agreements. . . . . . . . . . . . . .  47
     9.17.     Applicable Law . . . . . . . . . . . . . . . . . . . . . . .  48
     9.18.     Time of the Essence. . . . . . . . . . . . . . . . . . . . .  48
     9.19.     No Joint Venture . . . . . . . . . . . . . . . . . . . . . .  48
     9.20.     Authority. . . . . . . . . . . . . . . . . . . . . . . . . .  48
     9.21.     Declaration of Covenants, Conditions and Restrictions. . . .  48
     9.22.     Offer. . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     9.23.     Building Access. . . . . . . . . . . . . . . . . . . . . . .  48
     9.24.     Exhibits; Addenda. . . . . . . . . . . . . . . . . . . . . .  48
     9.25.     Approvals. . . . . . . . . . . . . . . . . . . . . . . . . .  49

EXHIBITS:

     Exhibit  A-1 -  Site  Plan  of  the  Leased  Premises
     Exhibit  A-2 -  Floor  Plan  of  the  Leased  Premises
     Exhibit  B  -   Initial  Improvement  of the Leased Premises (Existing
                     Premises)
     Exhibit  B-1 -  Preliminary  Plans
     Exhibit  B-2 -  Warm  Shell  Specifications
     Exhibit  C  -   Confirmation  of  Term  of  Lease
     Exhibit  D  -   Confidentiality  Agreement
     Exhibit  E  -   Building  Rules  and  Regulations
     Exhibit  F  -   Estimated  Budget
     Exhibit  G  -   Initial  Improvement of the Leased Premises (Expansion
                     Premises)

                            OFFICE BUILDING NET LEASE


     THIS LEASE, made as of the date specified in the BASIC LEASE INFORMATION sheet, by and between the landlord specified in the BASIC LEASE INFORMATION sheet ("Landlord") and the tenant specified in the BASIC LEASE INFORMATION sheet ("Tenant").


                                   ARTICLE 1.
                                  DEFINITIONS

     1.01. DEFINITIONS. Terms used herein shall have the following meanings:

     1.02. "ADDITIONAL RENT" shall mean all monetary obligations of Tenant under this Lease other than the obligation for payment of Net Rent.

     1.03. "BASE RENT" shall mean the sums due from time to time as rental for the Leased Premises.

     1.04.     [INTENTIONALLY  DELETED]

     1.05.     "BASIC  OPERATING  COST"  shall have the meaning given in Section
3.05.

     1.06. "BUILDING" shall mean the building and other improvements associated therewith identified on the Basic Lease Information sheet, commonly known as EmeryTech and having a Rentable Area of approximately 149,834 square feet of office space, all as generally identified on Exhibit A-1 hereto which is
                                                     -----------
made  a  part  hereof.

     1.07. "BUILDING STANDARD IMPROVEMENTS" shall mean the standard materials ordinarily used by Landlord in the improvement of the Leased Premises.

     1.08. "COMMON AREAS" shall mean (a) the areas on individual floors of the Building devoted to non-exclusive uses such as common corridors, lobbies, fire vestibules, elevator foyers, stairways, elevators, electric and telephone closets, restrooms, mechanical closets, janitor closets and other similar facilities for the benefit of all tenants (and invitees) on the particular floor and other floors and (b) other areas of the Project available for the use and benefit of all tenants (and invitees).

     1.09. "COMPUTATION YEAR" shall mean a fiscal year consisting of the calendar year commencing January 1st of each year during the Term, commencing in the year 2000 and continuing through the Term with a short or stub fiscal year in (i) in the year 2000 for the period between the Term Commencement Date and December 31 of such year and (ii) any partial fiscal year in which the Lease expires or is terminated for the period between January 1 of such year and the date of lease termination or expiration.

     1.10. "LANDLORD'S BROKER" shall mean the individual or corporate broker identified on the Basic Lease Information sheet as the broker for Landlord.

     1.11.     "LANDLORD'S CONTRIBUTION" shall have the meaning given in Exhibit
                                                                         -------
B.

     1.12. "LANDLORD'S WORK" shall mean the improvements to the Leased Premises and the Common Areas to be installed at Landlord's expense pursuant to Exhibit B attached hereto.
----------

     1.13. "LEASED PREMISES" shall mean the floor area more particularly shown on the floor plan attached hereto as Exhibit A-2, containing the Rentable
                                            -----------
Area (as such term is defined in Section 1.18 below) specified on the Basic Lease Information sheet.

     1.14. "NET RENT" shall mean the total of Base Rent and Tenant's Proportionate Share of Basic Operating Cost.

     1.15. "PERMITTED USE" shall mean general office, and any other related lawful use; provided, however, that Permitted Use shall not include (a) offices or agencies of any foreign government or political subdivision thereof; (b) offices of any agency or bureau of any state, county or city government; (c) offices of any health care professionals; (d) schools or other training facilities which are not ancillary to corporate, executive or professional office use; or (e) retail or restaurant uses.

     1.16. "PROJECT" shall mean the Building situated at 1400 65th Street, Emeryville, California, the parking areas affiliated therewith, and the real property on which the Building and the parking areas are located.

     1.17.     "RENT"  shall  mean  Net  Rent  plus  Additional  Rent.

     1.18. "RENTABLE AREA" shall mean the area or areas of space in the Building determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings as most recently published by the Building Owners and Managers Association International (ANSI-Z65.1-1996) and including a proportionate allocation of the square footage of the Building's elevator and mechanical equipment areas, telephone and electrical rooms, janitorial service areas, public lobbies and corridors, which method of measurement shall be subject to reasonable revision by Landlord from time to time. The Rentable Area of the Leased Premises has been calculated on the basis of the foregoing definition and the application of a twelve percent (12%) load factor to the useable area determined in accordance with such definition, and prior to the execution of this Lease, Tenant has had an opportunity to verify Landlord's calculation of Rentable Area and make its own measurements thereof. It is agreed for all purposes of this Lease to be the amount stated on the Basic Lease Information sheet.

     1.19. "SECURITY DEPOSIT" shall mean the amount specified on the Basic Lease Information sheet to be paid by Tenant to Landlord and held and applied pursuant to Section 5.14.

     1.20. "SUBSTANTIAL COMPLETION" shall mean (and the Leased Premises shall be deemed "Substantially Complete") when (i) installation of Landlord's Work and the Tenant Improvements (and any Tenant Extra Improvements installed by Landlord's contractor, or, if permitted by Landlord, any Tenant Extra Improvements installed by Tenant's contractor within the time schedule established by Landlord's contractor or consultant for performance of such work) has occurred; (ii) the parking facilities are available for use by Tenant and its employees and Tenant has direct access from the street to the elevator lobby on the floor (or floors) where the Leased Premises are located; (iii) basic services (as described in Section 4.01) are available to the Leased Premises; (iv) Landlord's architect has issued a certificate of Substantial Completion with respect to the Leased Premises; (v) the Common Areas of the Project have been completed and are available for use by Tenant and other tenants of the Building; and (vi) a certificate of occupancy or its equivalent or a temporary occupancy permit for the Leased Premises has been issued by appropriate governmental authorities. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist" items or similar corrective work.

     1.21. "TENANT EXTRA IMPROVEMENTS" shall mean the improvements to the Leased Premises approved by Landlord and to be installed at Tenant's expense pursuant to Exhibit B, if any.
              ----------

     1.22. "TENANT IMPROVEMENTS" shall mean the tenant improvements and the Tenant Extra Improvements (if any) installed or to be installed for Tenant by Landlord or by Tenant, as the case may be, pursuant to Exhibit B and Exhibit G,
                                                        ---------     ---------
subject  to  the  Landlord's  Contribution.

     1.23. "TENANT'S BROKER" shall mean the individual or corporate broker identified on the Basic Lease Information sheet as the broker for Tenant.

     1.24. "TENANT'S PHYSICAL POSSESSION DATE" shall mean February 1, 2000 or thirty (30) days prior to the Term Commencement Date, whichever is later, for the Existing Premises, and the Term Commencement Date for the Expansion
Premises  for  the  Expansion  Premises.

     1.25. "TENANT'S PROPORTIONATE SHARE" is specified on the Basic Lease Information sheet and is based on the percentage which the Rentable Area of the Leased Premises bears to the total Rentable Area of the Project, subject to adjustment in the event of the remeasurement of the Building or the Project as permitted under Section 1.18 above.

     1.26. "TERM" shall mean the period commencing with the applicable Term Commencement Date and ending at midnight on the Term Expiration Date.

     1.27. "TERM COMMENCEMENT DATE" shall mean the applicable dates set forth on the Basic Lease Information sheet.

     1.28. "TERM EXPIRATION DATE" shall mean the date set forth on the Basic Lease Information sheet, unless sooner terminated pursuant to the terms of this Lease or unless extended pursuant to the provisions of Section 8.01.

     1.29. OTHER TERMS. Other terms used in this Lease and on the Basic Lease Information sheet shall have the meanings given to them herein and thereon.

                                   ARTICLE 2.
                                 LEASED PREMISES

     2.01. LEASE. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises upon all of the terms, covenants and conditions set forth in this Lease.

     2.02. ACCEPTANCE OF LEASED PREMISES. Tenant acknowledges that: (a) it has been advised by Landlord, Landlord's Broker and Tenant's Broker, if any, to satisfy itself with respect to the present and future suitability of the Leased Premises for Tenant's intended use; (b) Tenant has made such inspection and investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant's occupancy of the Leased Premises and the term of this Lease; and (c) neither Landlord nor Landlord's Broker nor any of Landlord's agents has made any oral or written representations or warranties with respect to the condition, suitability or fitness of the Leased Premises other than as may be specifically set forth in this Lease. Except as specifically otherwise set forth in this Lease, Tenant accepts the Leased Premises in its AS IS condition existing on the date Tenant executes this Lease, subject to all matters of record and applicable laws, ordinances, rules and regulations. Tenant acknowledges that neither Landlord nor Landlord's Broker nor any of Landlord's agents has agreed to undertake any alterations or additions or to perform any maintenance or repair of the Leased Premises except for the routine maintenance and janitorial work specified herein and except as may be expressly set forth in EXHIBIT B. Notwithstanding the
                                                 ---------
foregoing and anything to the contrary in this Lease, (i) with respect to the Existing Premises only, prior to the Term Commencement Date of the Existing Premises, Landlord shall complete the Landlord's Work and Substantially Complete the Tenant Improvements, all in accordance with the provisions of EXHIBIT B, and
                                                                  ---------
(ii) with respect to the Existing Premises only, Landlord warrants that (A) for a period of one (1) year from the date of Substantial Completion of each component of the Tenant Improvements and the Landlord Improvements, each such component shall remain in good condition and repair and free of defects, and (B) as of the applicable Term Commencement Date, the roof and all other portions of the Existing Premises and the roof and all other structural portions of the Expansion Premises shall be in good condition and working order and free of defects. In the event that it is determined that the foregoing warranty has been violated, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, rectify such violation. Tenant's failure to give written notice to Landlord of patent defects within one hundred eighty (180) days after the applicable Term Commencement Date shall cause the conclusive presumption that Landlord has complied with all of Landlord's obligations hereunder (except that Landlord shall remain obligated to correct any latent defects). Notwithstanding the foregoing, the cost of the Tenant Improvements for the Existing Premises shall include the cost incurred within the Existing Premises, prior to the Term Commencement Date of the Existing Premises, of causing the Tenant Improvements for the Existing Premises to be constructed in accordance with the terms of this Lease including applicable government rules and regulations.

     2.03.     [INTENTIONALLY  DELETED.]

     2.04. RESERVATION OF RIGHTS. Landlord reserves the right from time to time, so long as the parking facilities and reasonable access and basic services to the Leased Premises remain available, to install, use, maintain, repair, relocate and/or replace pipes, conduits, wires and equipment within and around the Building and to do and perform such other acts and make such other changes in, to or with respect to the Building or the Project (including without limitation with respect to the driveways, parking areas, walkways and entrances to the Project) as Landlord may, in the exercise of sound business judgment, and good property management practices, determine to be appropriate. In connection therewith, Landlord shall have the right to close temporarily any of the Common Areas so long as reasonable access to the parking facilities and the Leased Premises remains available. The Landlord shall provide Tenant with not less than twenty-four (24) hours prior notice (except in cases of emergency) and shall use reasonable efforts to conduct its activities in a manner which is least disruptive to Tenant's use.

     2.05.     ASSOCIATED  RIGHTS  GRANTED  TO  TENANT.

          (a) Tenant shall have the right to install on the roof, in areas specified by Landlord in Landlord's sole and absolute discretion, and at Tenant's sole cost, the following equipment (the "Equipment"):

               (1)  Satellite Dish.  One  satellite  dish  with  a  diameter  no
                    --------------
           greater than two  (2)  feet.

               (2)  Supplemental  HVAC.
                    ------------------

                    (i) A supplemental HVAC for the specific, limited purpose of cooling a single server room within the Existing Premises of not more than 1,000 square feet in size and which shall be part of the Tenant Improvements; and

                    (ii) A  supplemental  HVAC for the specific, limited purpose of cooling a single server room within the Expansion Premises of not more than 1,000 square feet in size and which shall be part of the Tenant Improvements.


          (b) In installing the Equipment, Tenant shall adhere to industry standards for installation and workmanship, all work to be completed to Landlord's reasonable satisfaction. All engineering and design work shall be undertaken by Tenant, at its sole expense. Upon termination of the Lease, Tenant shall, if so requested by Landlord, remove the Equipment and shall repair, to Landlord's reasonable satisfaction, any damage caused by the installation or removal of the Equipment. To maintain any roof warranty of the Building, Tenant shall use such roofing contractors as directed by Landlord.

          (c) Tenant shall, at its sole cost, immediately repair and restore to its prior condition any damage to the Leased Premises, the Building or the Project caused by the installation, operation or maintenance of the Equipment. If Tenant fails to repair and restore damage caused to the Leased Premises, the Building or the Project within a reasonable time,

Landlord shall have the right to repair and restore such damage and receive reimbursement from Tenant of all costs incurred by Landlord.

          (d) No installation of the Equipment shall be made by Tenant without the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall obtain all necessary governmental permits required for any installation, alteration, addition, or improvement approved by Landlord and shall comply with all applicable governmental law, regulations, ordinances, and codes.

                                   ARTICLE 3.
                               TERM, USE AND RENT

     3.01. TERM. Except as otherwise provided in this Lease, the Term shall commence on the applicable Term Commencement Date, and shall continue in full force for the Term. Tenant's obligation to pay Rent and its other obligations under this Lease shall commence upon the applicable Term Commencement Date (except as expressly otherwise provided herein with respect to obligations arising earlier). When the Term Commencement Date and the Term Expiration Date have been ascertained, the parties shall promptly execute a Confirmation of Term of Lease substantially in the form attached as EXHIBIT C. Tenant shall be given
                                               ---------
physical possession of the Leased Premises on the applicable Tenant's Physical Possession Date in order for Tenant to install furniture, equipment, cabling and fixtures, and otherwise to prepare the Leased Premises for occupancy. From the applicable Tenant's Physical Possession Date through the applicable Term Commencement Date, Tenant shall be subject to all of the covenants in this Lease, except that Tenant shall not be obligated to pay Rent. Tenant's obligation to pay Rent shall commence in accordance with Section 3.03 below. Provided Landlord has used reasonable efforts to deliver the Expansion Premises to Tenant on or before February 1, 2001, Landlord shall not be subject to claims, damages or liabilities by reason thereof, but the Term Commencement Date for the Expansion Premises shall become the date by which the Expansion Premises are delivered to Tenant. In the event the Expansion Premises are not delivered to Tenant for any reason whatsoever on or before, February 1, 2001, Tenant's Proportionate Share of the Basic Operating Cost for the Expansion Premises shall not become due and payable until the date Base Rent is due and payable under
Section 3.03 below. In addition, in the event the Expansion Premises are not delivered to Tenant for any reason whatsoever on or before, April 1, 2001, then the date Tenant is otherwise obliged to commence payment of Rent shall be delayed by one additional day for each day that such delay continues beyond April 1, 2001.

     3.02. USE. Tenant shall use the Leased Premises solely for the Permitted Use and for no other use or purpose, except as permitted by Landlord pursuant to Landlord's written consent, which consent will not be unreasonably withheld. It shall not be deemed unreasonable for Landlord to withhold its consent to a proposed change of use if the proposed use is one set forth in
Section  1.15(a)  through  (e).

     3.03.     BASE  RENT.

     (a) Tenant shall pay the Base Rent to Landlord in accordance with the Basic Lease Information sheet and in the manner described below. Tenant shall pay the Base Rent for the first month Base Rent is payable for the Expansion
Premises  upon  execution  of this Lease.

Commencing after the thirtieth (30th) day after the Term Commencement Date for the Expansion Premises, Tenant shall pay the Net Rent (consisting of Base Rent plus, when applicable in accordance with Section 3.04 below, Tenant's Proportionate Share of Basic Operating Cost) in monthly installments on or before the first day of each calendar month during the Term and any extensions or renewals thereof, in advance without demand and without any reduction, abatement, counterclaim or setoff, in lawful money of the United States at Landlord's address specified on the Basic Lease Information sheet or at such other address as may be designated by Landlord in the manner provided for giving notice under Section 9.11 hereof.

          (b) If the Term commences on other than the first day of a month, then the Base Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date together with the other amounts payable on that day. If the Term terminates on other than the last day of a calendar month, then the Net Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month in which the date of termination occurs.

     3.04.     TENANT'S  PROPORTIONATE  SHARE  OF  BASIC  OPERATING  COST.

          (a) Commencing on the applicable Term Commencement Date and continuing through the remainder of the Term, Tenant shall pay to Landlord Tenant's Proportionate Share of the Basic Operating Cost attributable to each Computation Year.

          (b) During the first Computation Year, on or before the first day of each month during such Computation Year, Tenant shall pay to Landlord one-twelfth (1/12th) of Landlord's estimate of the amount payable by Tenant under Section 3.04(a) as set forth in Landlord's written notice to Tenant delivered on or before the Term Commencement Date. During the last month of each Computation Year (or as soon thereafter as practicable), Landlord shall give Tenant notice of Landlord's estimate of the amount payable by Tenant under
Section 3.04(a) for the following Computation Year. On or before the first day of each month during the following Computation Year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amount, provided that if Landlord fails to give such notice in the last month of the prior year, then Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the calendar month next succeeding the date such notice is given by Landlord; and from the first day of the calendar month following the date such notice is given, Tenant's payments shall be adjusted so that the estimated amount for that Computation Year will be fully paid by the end of that Computation Year. If at any time or times Landlord determines that the amount payable under Section 3.04(a) for the current Computation Year will vary from its estimate given to Tenant, Landlord, by not less than thirty (30) days' notice to Tenant, may revise its estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate.

          (c) Within sixty (60) days following the end of each Computation Year, Landlord shall deliver to Tenant a statement of amounts payable under Section 3.04(a) for such Computation Year prepared by Landlord's agent. If such statement shows an amount owing by Tenant that is less than the payments for such Computation Year previously made by Tenant, Landlord shall credit such amount to the next payment(s) of Net Rent falling due under this

Lease. If such statement shows an amount owing by Tenant that is more than the estimated payments for such Computation Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. If, within one (1) year of Tenant's receipt of Landlord's statement, Tenant notifies Landlord that Tenant desires to audit or review Landlord's statement, Landlord shall cooperate with Tenant to permit such audit or review during normal business hours. Landlord shall make available in the San Francisco Bay Area at Landlord's, or at Landlord's election at Landlord's property manager's place of business, such books and records as are reasonably necessary for Tenant to conduct and complete such audit, which books and records shall be prepared and maintained in accordance with generally accepted accounting principles applied on a consistent basis. Tenant shall have the right to make copies of such books and records at Tenant's sole cost and expense. Tenant shall bear all other costs and expenses associated with Tenant's audit (including fees of Tenant's auditor) except as otherwise provided below. If Tenant conducts a review (rather than an audit as described below) of Landlord's books and records, Tenant may thereafter cause the same to be audited at any time within thirty (30) days of completion of such review; provided, however, that Tenant must notify Landlord of its desire to audit Landlord's statement within ninety (90) days of Tenant's receipt of Landlord's statement. Within ten
(10) business days of completion of any audit, if Tenant desires to challenge Landlord's statement, then Tenant shall provide Landlord with a copy of Tenant's auditor's report. Within thirty (30) days of Landlord's receipt of Tenant's auditor's report, Landlord shall notify Tenant as to whether Landlord agrees or disagrees with the conclusions reached in Tenant's auditor's report. Landlord's failure to respond shall be deemed to constitute a disagreement with the Tenant's auditor's report. After Landlord's notice, Landlord and Tenant shall endeavor to resolve any disagreements regarding Tenant's auditor's report. In the event such audit reveals a discrepancy in Tenant's favor, and Landlord agrees with the conclusions of Tenant's auditor, then Landlord shall credit the amount of such discrepancy to the next payment(s) of Net Rent falling due under this Lease, and if such discrepancy exceeds five percent (5%) of the amount property payable by Tenant for the Computation Year covered by the audit, Landlord also shall pay all reasonable costs of the audit. In the event such audit reveals a discrepancy in Landlord's favor, Tenant shall pay the amount of the discrepancy to Landlord within ten (10) business days of completion of the audit. Any such audit may only be conducted by an independent locally or nationally recognized accounting firm or a locally or nationally recognized real estate management or consulting firm that is not being compensated by Tenant on a contingency fee basis. The failure of Tenant to notify Landlord that Tenant desires an audit within one (1) year of Tenant's receipt of Landlord's statement under this Section 3.04(c) shall constitute an acceptance by Tenant of Landlord's statement and a waiver by Tenant of its right to audit for such Computation Year. If Tenant commences an audit in accordance with this Section 3.04(c), then such audit and the Tenant's auditor's report must be completed within forty-five (45) days of Tenant's notice to Landlord of Tenant's desire to audit. Failure of Tenant to complete the audit within such forty-five (45) day period shall constitute an acceptance by Tenant of Landlord's statement for such Computation Year. The respective obligations of Landlord and Tenant under this
Section  3.04(c)  shall  survive  the  Term  Expiration  Date,  and, if the Term
Expiration Date is a day other than the last day of a Computation Year, the adjustment in Tenant's Proportionate Share of Basic Operating Cost pursuant to this Section 3.04(c) for the Computation Year in which the Term Expiration Date occurs shall be prorated in the proportion that the number of days in such Computation Year preceding the Term Expiration Date bears to three hundred sixty-five (365).

          (d) Landlord shall have the same remedies for a default in the payment of Tenant's Proportionate Share of Basic Operating Cost as for a default in the payment of Base Rent. If any review or audit conducted by another tenant of the Project reveals an overcharge which also is applicable to Tenant, then without regard to whether Tenant has exercised its review and audit rights hereunder, Landlord shall promptly notify Tenant of the discrepancy and credit the excess amount against the next payment(s) of Net Rent. In the event that Landlord modifies any statement of Basic Operating Costs for a particular Computation Year after Tenant's review and audit rights for such Computation Year have lapsed, Tenant's review and audit rights shall be reinstated for the time periods and upon the terms set forth in Section 3.04(c).

          (e) If the parties cannot agree on the results of Tenant's audit within sixty (60) days following delivery of Tenant's auditor's report to Landlord, then either party may commence arbitration with respect to the matters disputed in Tenant's audit by notice to the other party ("Arbitration Notice"). The failure of Tenant to provide an Arbitration Notice within one hundred twenty
(120) days of Tenant's delivery of the Tenant's auditor's report to Landlord shall constitute a waiver by Tenant of its right to arbitrate hereunder, and except for such adjustments as have been agreed to by Landlord, Landlord's statement provided under Section 3.04(c) shall be conclusive and binding to Tenant. Within thirty (30) days of the Arbitration Notice, Landlord and Tenant shall jointly select an arbitrator, who shall be unaffiliated in any manner with either Landlord or Tenant and shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such arbitrator as to his or her opinion as to the disputed matters prior to the appointment. The deter-mina-tion of the arbitra-tor shall be limited solely to issues raised by Tenant's auditor's report or by Landlord's response to Tenant's auditor's report. Such arbitrator may hold hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appoint-ment of the arbitrator any data and additional informa-tion that such party deems relevant to the determination by the arbitrator and the other party may submit a reply in writing within five (5) business days after receipt of such data and additional information. The arbitrator shall conduct such evidentiary hearings as the arbitrator deems necessary or appropriate, and shall conduct such arbitration in accordance with the commercial rules of the American Arbitration Association, insofar as the same are not expressly inconsistent with the provisions of this Section 3.04(e).

                (1) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to the disputed matters in Tenant's auditor's report, and shall notify Landlord and Tenant of such determination.

                (2) The decision of the arbitrator shall be binding upon Landlord and Tenant.

                (3) If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbi-trator shall be made by the American Arbitration Association.

                (4) If Landlord and Tenant fail to agree upon other matters relating to the arbitration, then the rules of the American Arbitration Association shall govern such arbitration.

                (5) The cost of arbitration shall be paid by the substantially unsuccessful party. As used herein, Landlord shall only be deemed to be the substantially unsuccessful party if the discrepancy in Tenant's favor is greater then five percent (5%) of Tenant's Proportionate Share of Basic Operating Cost paid by Tenant for the Computation Year being audited.

                (6) The arbitration proceeding and all evidence given or discovered pursuant thereto shall be maintained in confidence by all parties.

                (7) Judgment upon the award rendered by the arbitrator may be entered by either party into any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

     3.05.     BASIC  OPERATING  COST.

          (a) Basic Operating Cost shall mean all commercially reasonable and necessary expenses and costs (but not specific costs which are separately billed to and paid by particular tenants of the Project ) as determined by Landlord in its reasonable opinion of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the management, ownership, maintenance, repair, preservation and operation of the Project and its supporting facilities directly servicing the Project (determined in accordance with generally accepted accounting principles, consistently applied) including, but not limited to, the following:

                (1) Wages, salaries and related expenses and benefits of all on-site and off-site employees and personnel engaged in the operation, maintenance, repair and security of the Project, to the extent such charges are directly allocable to services rendered by the employees and personnel for the benefit of the Project.

                (2) Costs of Landlord's office (or of a property management office if Landlord is not the property manager) and office operation in the Project (provided, however, if such office is used for business activities other than Project management, only a reasonable allocation of such cost may be included in Basic Operating Cost), as well as the costs of operation of a room for delivery and distribution of mail to tenants of the Building.

                (3) All supplies, materials, equipment and equipment rental used in the operation, maintenance, repair and preservation of the Project.

                (4) Utilities, including water, sewer and power, telephone, communication and cable television facilities, lighting, heating, air conditioning and ventilating the entire Project; provided, however that the Leased Premises shall be (A) separately metered for lights and convenience power, and (B) separately metered using Landlord's energy management system for the Project for air conditioning and ventilation.

                (5) All maintenance, janitorial and service agreements for the Project and the equipment therein, including, without limitation, alarm and/or security service, window cleaning, elevator maintenance, sidewalks, landscaping, Building exterior and service areas; provided, however, that Tenant shall have the right to employ its own janitor to clean the Leased Premises, in which event Tenant shall not be charged by Landlord for janitorial services to the Leased Premises but Tenant shall be responsible for its prorata share of janitorial services to the Common Areas.

                (6) A management cost recovery in an amount not to exceed the lesser of four percent (4%) of all Rent (excluding such management cost recovery) derived from the Project or the actual costs charged by the property manager.

                (7) Day-to-day ordinary and reasonable legal and accounting services incurred to the extent attributable to the normal operation of the Project, excluding those expenses incurred in lease negotiations, termination of leases, extension of leases or legal costs incurred in proceedings by or against any specific tenant.

                (8) All insurance costs, including, but not limited to, the cost of all risk property and liability coverage and rental income and earthquake insurance applicable to the Project and Landlord's personal property used in connection therewith, as well as commercially reasonable deductible amounts applicable to such insurance; provided, however, that Landlord may, but shall not be obligated to, carry earthquake insurance.

                (9) Repairs, replacements and general maintenance (except for repairs paid by proceeds of insurance or by Tenant or other tenants of the Project or third parties, and alterations attributable solely to tenants of the Project other than Tenant).

                (10) All real estate or personal property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charges, assessments, bonds, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Project (or any portion or component thereof), its operations, this Lease, or the Rent due hereunder (or any portion or component thereof), except: (i) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (ii) Landlord's personal or corporate income, gift, franchise or transfer taxes.

                (11) Amortization in accordance with generally accepted accounting principles, consistently applied (together with reasonable financing charges) of capital improvements made to the Project subsequent to the applicable Term Commencement Date which are designed to improve the operating efficiency of the Project (provided that the amortized amount shall not exceed the anticipated cost savings), or which may be required by governmental authorities pursuant to laws not in effect on the applicable Term Commencement Date, including those improvements required for energy conservation and for the benefit of individuals with disabilities ("ADA Improvements") or for energy conservation.

          (b) With respect to subsection 3.05(a)(11) above, to the best of Landlord's knowledge, the Project is in compliance with the Americans with Disabilities Act and state law applicable to access by disabled persons (collectively, "ADA"). ADA Improvements, as defined in subsection 3.05(a)(11) above, includes ADA compliance work in any part of the Project required by governmental authorities due to changes in law, rules or regulations after the date of this Lease. ADA Improvements, for the purposes of subsection 3.05(a)(11), shall not include any ADA compliance work in other tenant's spaces in the Project which is triggered by virtue of tenant improvement work in such space. Tenant shall not be responsible for the cost of improvements for ADA compliance work triggered by multi-tenanting of the Building. Tenant shall be responsible for one hundred percent (100%) of the cost of ADA compliance work triggered by the Tenant Improvements (or any subsequent alterations or additions made by Tenant). Tenant shall promptly reimburse Landlord for any costs incurred by Landlord with respect thereto. If not otherwise paid for by Tenant, Landlord shall be entitled to deduct from Landlord's Contribution any amount incurred by Landlord with respect to ADA compliance work triggered by the Tenant Improvements. Notwithstanding the foregoing, Landlord and not Tenant shall be responsible for ADA compliance work exterior to the Leased Premises triggered by the Tenant Improvements which Landlord was obligated to comply with on the applicable Term Commencement Date.

          (c) In the event any of the Basic Operating Costs are not allocable solely to the Building or are not provided on a uniform basis, Landlord shall make an appropriate and equitable adjustment, in Landlord's commercially reasonable judgment, to the relevant cost allocations to the Building and Tenant shall pay its proportionate share of such Basic Operating Costs allocable solely to the Building and 100% of such Basic Operating Costs allocable solely to the Leased Premises.

          (d) Notwithstanding any other provision of this Lease to the contrary, in the event that the Project is not fully occupied during any year of the Term, an adjustment shall be made in computing Basic Operating Cost for such year so that Basic Operating Cost shall be computed as though the Project had been 95% occupied during such year. EXHIBIT F to this Lease sets forth Landlord's good
                              ---------
faith,  itemized  estimate  of  the  Basic  Operating  Costs  for  the Building.

          (e)  The following items shall be excluded from Basic Operating Costs:
(i) deprecia-tion on the Building and the Project; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) attorneys' fees and expenses incurred in connection with lease negotiations with prospective Project tenants or alleged defaults with other Project tenants; (v) the cost of any improvements or equipment which would be properly classified as capital expenditures (except for any capital expenditures expressly included in subsection 3.05(a)(11)); the cost of decorating, improving for tenant occupancy, painting or redeco-rating portions of the Building or Project to be demised to tenants; (vii) advertising expenses relating to vacant space; or (viii) real estate brokers' or other leasing commissions. Notwithstanding anything to the contrary in this Lease, "Basic Operating Costs" shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, "Costs"): (a) Costs occasioned by the act, omission or violation of any law by Landlord, any other occupant of the Project, or their respective agents, employees or contractors; (b) Costs occasioned by casualties or by the exercise of the power of eminent domain; (c) Costs to correct any construction defect in the Project or to comply with any covenant, condition, restriction, underwriter's requirement or law applicable to the Project on the Term Commencement Date; (d) Costs of any renovation, improvement, painting or redecorating of any portion of the Project not made available for Tenant's use; (e) earthquake insurance to the extent such premiums are not commercially reasonable and insurance Costs for coverage not customarily paid by tenants of similar projects in the vicinity of the Leased Premises, increases in insurance Costs caused by the activities of another occupant of the Project, insurance deductibles in excess of $10,000 per year, and co-insurance payments; (f) Costs incurred in connection with the presence of any Hazardous
Material, except to the extent caused by the release or emission of the Hazardous Material in question by Tenant, its agents, employees, contractors or invitees; (g) expense reserves; (h) Costs of structural repairs to the Project;
(i) Cost which could reasonably be allocated to other buildings in the Project; and (j) any tax or assessment expense or any increase therein (i) levied on Landlord's rental income, unless such tax or assessment expense is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; or (iii) attributable to Landlord's inheritance, transfer, estate or state taxes.

                                   ARTICLE 4.
                              LANDLORD'S COVENANTS

     4.01. BASIC SERVICES. Landlord shall operate the Project to a standard of quality consistent with that of other similar-class office projects in the Emeryville office market, and, subject to Tenant's obligation to pay Tenant's Proportionate Share of Basic Operating Cost, Landlord shall:

          (a) Administer improvement of the Leased Premises in accordance with EXHIBIT B (if any).
      ----------

          (b) Furnish Tenant during Tenant's occupancy of the Leased Premises the following basic services:

                (1) Hot and cold water at those points of supply provided for general use of other tenants in the Project; central heat and air conditioning in season, during the Building hours of operation (which shall be specified in the rules and regulations for the Project adopted pursuant to Section 5.17, but in any case shall be not less than 7:00 a.m. to 6:00 p.m. weekdays and 8:00 a.m. to 1:00 p.m.

          Saturdays, excluding public holidays) and at such temperatures and in such amounts as are considered reasonably required for the comfortable use and occupancy of the Leased Premises (which shall not be less than 65 degrees Fahrenheit or greater than 76 degrees Fahrenheit, provided that the outdoor temperature is not greater than 95 degrees Fahrenheit) or, in all events, as may be permitted or controlled by applicable laws, ordinances, rules and regulations.

                (2) Structural and exterior maintenance (including exterior glass and glazing) and routine maintenance, repairs and electric lighting service for all public areas and service areas of the Project in the manner and to the extent reasonably deemed by Landlord to be standard.


                (3) Janitorial service to both the Common Areas and the Leased Premises on a five (5) day per week basis, excluding holidays.

                (4) Electric lighting service throughout the Leased Premises and electrical facilities to provide sufficient power for standard size personal computers, network servers and equipment comparable thereto, and other standard office machines of similar low electrical consumption, but not including electricity required for special lighting in excess of Building Standard Improvements, and any other item of electrical equipment which consumes electricity in amounts in excess of standard office equipment, which standard shall be not less than 3 watts per rentable square foot for convenience power and 1.5 watts per rentable square foot for lighting, and not more than a total of 6 watts per rentable square foot for convenience power and lighting combined. Landlord makes no representation that such power will be sufficient to run the Equipment described in Section 2.05(a). Electric power within the Leased Premises, except for the HVAC system, shall be separately metered at Tenant's expense (or as a cost deducted from the Landlord's Contribution for Tenant Improvements). Electric power for the HVAC system within the Leased Premises shall be separately metered to Tenant through Landlord's energy management system for the Project and billed directly to Tenant by Landlord (without profit or mark-up).

                (5) Building Standard lamps, bulbs, starters and ballasts used in the Leased Premises.

                (6) Public and handicap elevator service serving the floors on which the Leased Premises are situated, including freight elevator service when prearranged with Landlord, subject to such rules and regulations as Landlord shall promulgate from time to time.

          (c) Landlord shall not be liable for damages to either person or property, nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of Rent, nor shall Tenant be relieved from performance of any covenant on its part to be performed under this Lease by reason of any (i) deficiency in the provision of basic services; (ii) breakdown of equipment or machinery utilized in supplying services; or
      (iii) curtailment or cessation of services due to causes or circumstances beyond the reasonable control of Landlord or by the making of the necessary repairs or improvements, unless such deficiency, breakdown, curtailment or cessation is due to the active gross negligence or willful misconduct of Landlord; provided, however, there shall be an abatement of Net Rent in the event and to the extent that there is a material diminishment in Tenant's ability to conduct its business at the Leased Premises as a result of the presence of any Hazardous Materials which does not result from Tenant's or Tenant's agents', employees', contractors', invitees' or licensees' release or emission of such Hazardous Material persisting for more than eleven (11) consecutive days, or as a result of the absence of
      (A) electrical lighting services and/or electrical facilities or services for more than forty-eight (48) hours, or (B) water for more than seventy-two (72) hours, and in the event said interference persists for one hundred eighty (180) days, Tenant may, at its option, terminate this Lease by written notice to Landlord. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Project to provide restoration of services and, where the cessation or interruption of service has occurred due to circumstances or conditions beyond Project boundaries, to cause the same to be restored, by diligent application or request to the provider thereof. In no event shall any mortgagee or the beneficiary under any deed of trust referred to in Section 5.12 be or become liable for any default of Landlord under this
      Section  4.01(c).

     4.02. EXTRA SERVICES. Landlord shall provide to Tenant at Tenant's sole cost and expense (and subject to the limitations hereinafter set forth) the following extra services:

          (a) If Tenant does not elect to provide its own janitorial services for the Leased Premises, such extra cleaning and janitorial services required if Tenant Improvements necessitate extra cleaning efforts or are not consistent in quality and quantity with Building Standard Improvements (provided, however, that Landlord has notified Tenant in connection with approvals of Tenant's plans and specifications under EXHIBIT B that Landlord's approval is conditioned upon the application of this Section 4.02(a));

          (b) Additional air conditioning and ventilating capacity required by reason of any electrical, data processing or other equipment, facilities or services required to support the same, in excess of the amounts provided for in Section 4.01(b)(4) above, when prearranged with Landlord;

          (c) Heating, ventilation, air conditioning or extra electrical service provided by Landlord to Tenant (i) during hours other than the Building hours of operation specified in the rules and regulations for the Project adopted pursuant to Section 5.17, which shall provide for Building hours of operation of not less than 7:00 A.M. to 6:00 P.M., Monday through Friday (excluding holidays) and from 8:00 A.M. to 1:00 P.M. on Saturday, or (ii) on Saturdays after 1:00 P.M., Sundays, or holidays, all said heating, ventilation and air conditioning or extra electrical service to be furnished pursuant to such uniform procedures as may be established from time to time by Landlord for the Building; provided, however, that because Tenant will be billed by Landlord for Tenant's actual use of the air conditioning system within the Leased Premises, the only additional charge for air conditioning under this Section 4.02(c) (i.e. other than the additional direct charges for actual use) shall be the five percent (5%) management fee referenced in the last sentence of this Section 4.02 which is intended to compensate Landlord for use of the air conditioning system during hours other than the Building hours of operation and shall be applied against the additional direct charges for actual use.

          (d) Maintaining and replacing non-Building Standard lamps, bulbs, starters and ballasts (whether or not the light fixtures were installed by Landlord as part of the Tenant Improvements);

          (e) Repair and maintenance service which is the obligation of Tenant under this Lease, where either Tenant requests that the same be performed by Landlord or where Tenant has failed to perform its obligation in a timely manner;

          (f) Repair, maintenance or janitorial service to the Leased Premises, the Common Areas or the Project parking area which is required as a result of the acts or omissions of Tenant, its agents, employees, contractors, invitees or licensees; and

          (g) Any basic service in amounts determined by Landlord to exceed the amounts required to be provided under Section 4.01(b), but only if Landlord elects to provide such additional or excess service.


          For the purposes of this Section 4.02, if, in Landlord's reasonable opinion, Tenant's use of electrical and/or water service at the Leased Premises is excessive, Landlord may install a separate meter(s) at the Leased Premises to measure the amount of electricity and/or water consumed by Tenant therein; provided, however, that Tenant's use of electrical services shall not be excessive if it does not exceed the total amount provided for in Section 4.01(b)(4). The cost of such installation and of such excess electricity and/or water (at the rates charged for such services by the local public utility) shall be paid by Tenant to Landlord upon receipt by Tenant of a bill therefor.

          The cost chargeable to Tenant for all extra services shall constitute Additional Rent and shall include a management fee payable to Landlord of five percent (5%). Additional Rent shall be paid monthly by Tenant to Landlord concurrently with the payment of Base Rent.

     4.03. WINDOW COVERINGS. All window coverings for the Leased Premises shall be provided by Landlord as Building Standard Improvements. Tenant shall not place or maintain any window coverings, blinds, curtains or drapes on any exterior window without Landlord's prior written approval, which Landlord shall have the right to grant or withhold in its absolute and sole discretion.

     4.04. GRAPHICS AND SIGNAGE. Landlord shall provide identification of Tenant's name and suite numerals (i) on a building directory in the Building lobby and (ii) at the main entrance door to the Leased Premises. Landlord reserves the right to exclude any other names from the building directory. All signs, notices, advertisements and graphics of every kind or character, visible in or from the Common Areas or the exterior of the Leased Premises shall be subject to Landlord's prior written approval, which Landlord shall have the right to withhold in its absolute and sole discretion. Landlord may remove, without notice to and at the expense of Tenant, any sign, notice, advertisement or graphic of any kind inscribed, displayed or affixed in violation of the foregoing requirement. All approved signs, notices, advertisements or graphics shall be printed, affixed or inscribed at Tenant's expense by a person selected by Landlord. Landlord shall be entitled to revise the Project graphics and signage standards at any time at Tenant's sole cost and expense; provided, however, after the initial such revision, any further revision shall be at Landlord's sole cost and expense. Notwithstanding the foregoing, Tenant shall have exterior signage on the southeast corner of the East-Hi-Bay of the Building and on the West-Hi-Bay of the Building (facing the railroad tracks) subject to Landlord's reasonable approval (which may require that such signage is commensurate with Tenant's proportionate share of space in the Project) and any government approvals. Such signage may be of a size comparable to the artist renderings of the Building in the Project brochure furnished to Tenant. Tenant shall be responsible for the cost of any exterior signage.

     4.05. TENANT EXTRA IMPROVEMENTS. All Tenant Extra Improvements (if any) shall be installed at Tenant's cost, such installation to be made and paid for pursuant to the provisions of EXHIBIT B and EXHIBIT G. For purposes hereof,
                                  ---------     ---------
"costs" shall include, without limitation, all building permit fees for Tenant Extra Improvements (not already included in the permit fees paid with respect to the Landlord's or Tenant Improvements); payments to architects, engineers and other design consultants for services and disbursements; and such reasonable inspection fees as Landlord may incur. Landlord shall not seek the benefits of depreciation deductions or income tax credit allowances for federal or state income tax reporting purposes with respect to any Tenant Extra Improvements for which Tenant has fully reimbursed Landlord under this Section 4.05.

     4.06.     REPAIR OBLIGATION.  Subject to Tenant's obligations under Section
3.04 to pay Tenant's Proportionate Share of Basic Operating Cost, Landlord shall maintain and repair, in a manner consistent with the Comparable Buildings (as defined in Section 8.01(a)(2)), all elements of the Project that are not the express obligation of Tenant or other tenants of the Project, including without limitation: (i) the structural portions of the Building; (ii) the exterior walls of the Building, including exterior glass and glazing; (iii) the roof (including both membrane and structure); (iv) all mechanical (including the HVAC system), electrical, plumbing and life safety systems; (v) the Common Areas; (vi) the Project parking area; and (vii) landscaped areas (if any). However, Landlord shall not have any obligation to repair damage caused by Tenant, its agents, employees, contractors, invitees or licensees. Landlord shall have the right, but not the obligation, to undertake work of repair which Tenant is required to perform under this Lease and which Tenant defaults in its obligation to perform. Tenant shall reimburse Landlord upon demand, as Additional Rent, for all costs reasonably incurred by Landlord in performing any such repair for the account of Tenant, together with an amount equal to five percent (5%) of such costs to reimburse Landlord for its administration and managerial effort. Except as specifically set forth in this Lease, Landlord shall have no obligation whatsoever to maintain or repair the Leased Premises. The parties intend that the terms of this Lease govern their respective maintenance and repair obligations. Tenant expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to such obligations or which affords Tenant the right to make repairs at the expense of Landlord or terminate this Lease by reason of the condition of the Leased Premises or any needed repairs. Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Landlord or any other occupant of the Building, or their respective agents, employees or contractors, (b) for which Landlord has a right of reimbursement from others, and (c) which could be treated as a "capital expenditure" under generally accepted accounting principles. Notwithstanding the foregoing, Tenant shall pay for its share of the repairs described in subsection (c) to the extent such costs are properly included in Basic Operating Costs.

     4.07. PEACEFUL ENJOYMENT. Landlord covenants with Tenant that upon Tenant paying the Rent and all other charges required under this Lease and performing all of Tenant's covenants and agreements herein contained within applicable notice and cure periods, Tenant shall peacefully have, hold and enjoy the Leased Premises subject to all of the terms of this Lease and to any deed of trust, mortgage or other agreement to which this Lease may be subordinate. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective ownerships of Landlord's interest hereunder.

                                   ARTICLE 5.
                               TENANT'S COVENANTS

     5.01. PAYMENTS BY TENANT. Tenant shall pay Rent at the times and in the manner provided in this Lease. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rent and failure to pay the same when due shall give rise to the rights and remedies provided for in Section 7.08. If there is more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.

     5.02. TENANT IMPROVEMENTS. The Tenant Improvements for the Existing Premises shall be installed and constructed by Landlord pursuant to EXHIBIT B.
                                                                      ---------
The  Tenant  Improvements  for  the  Expansion  Premises  shall be installed and constructed  by  Tenant pursuant to EXHIBIT G.  All Landlord's Work shall become
                                    ---------
the property of Landlord upon installation and shall be surrendered to Landlord without compensation to Tenant upon termination of this Lease by lapse of time or otherwise. All Tenant Extra Improvements permanently installed pursuant to
Section 4.05 (if any) shall become the property of Landlord upon installation and shall be surrendered to Landlord without compensation to Tenant upon termination of this Lease by lapse of time or otherwise.

     5.03. TAXES ON PERSONAL PROPERTY AND TENANT EXTRA IMPROVEMENTS. In addition to, and wholly apart from its obligation to pay Tenant's Proportionate Share of Basic Operating Costs, Tenant shall be responsible for, and shall pay prior to delinquency, all taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, and any other charges imposed upon, levied with respect to, or assessed against Tenant's personal property, on the value of its Tenant Extra Improvements (if any) and on its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord. In no event shall Tenant have to pay any portion of taxes, capital levies, and any other charges imposed upon, levied with respect to, or assessed against the personal property or the improvements of other tenants in the Project.

     5.04. REPAIRS BY TENANT. Subject to Section 4.06, Tenant shall be obligated to maintain and repair the Leased Premises, to keep the same at all times in good order, condition and repair, and, upon expiration of the Term, to surrender the same to Landlord in the same condition as on the applicable Term Commencement Date for the Existing Premises or the Expansion Premises, as the case may be, reasonable wear and tear, the Tenant Improvements, taking by condemnation, and damage that is Landlord's responsibility under Section 7.07. Tenant's obligations shall include, without limitation, the obligation to maintain and repair all walls, floors, ceilings and fixtures and to repair all damage caused by Tenant, its agents, employees, contractors, invitees and others using the Leased Premises with Tenant's expressed or implied permission. At the request of Tenant, Landlord shall perform the work of maintenance and repair constituting Tenant's obligation under this Section 5.04 at Tenant's sole cost and expense and as an extra service to be rendered pursuant to Section 4.02(e). Any work of repair and maintenance performed by or for the account of Tenant by persons other than Landlord shall be performed by contractors approved by Landlord, which approval shall not be unreasonably withheld, and in accordance with procedures Landlord shall from time to time establish. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part of the Building's mechanical, electrical, plumbing, life safety or other system servicing, located in or passing through the Leased Premises of which Tenant has actual notice.

     5.05. WASTE. Tenant shall not commit or allow its agents, employees, contractors, invitees or licensees to commit any waste or damage in any portion of the Leased Premises or the Project.

     5.06.     ASSIGNMENT  OR  SUBLEASE.

          (a) Tenant shall not voluntarily or by operation of law assign, transfer or encumber (collectively "Assign") or sublet all or any part of Tenant's interest in this Lease or in the Leased Premises without Landlord's prior written consent given under and subject to the terms of this Section 5.06. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant agree as follows, Tenant may assign this Lease or sublet the Leased Premises, or any portion thereof, without Landlord's consent and without being subjected to Section 5.06(c) or (e) below (but with prior written notice to Landlord as discussed below): (i) an entity controlling, controlled by or under common control with Tenant, (ii) a successor entity related to Tenant by merger, consolidation, reorganization or government action, or (iii) a purchaser of substantially all of Tenant's assets located in the Leased Premises.

          (b) If Tenant desires to Assign this Lease or any interest herein or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such intent. Tenant's notice shall specify the date the proposed assignment or sublease would be effective and be accompanied by information pertinent to Landlord's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including, without limitation, its name, business and financial condition, financial details of the proposed transfer, the intended use (including any modification) of the Leased Premises, and exact copies of all of the proposed agreement(s) between Tenant and the proposed assignee or subtenant. Tenant shall promptly provide Landlord with (i) such other or additional information or documents reasonably requested (within ten (10) days after receiving Tenant's notice) by

Landlord, and (ii) an opportunity to meet and interview the proposed assignee or subtenant, if requested by Landlord.

          (c) Landlord shall have a period of ten (10) business days following such interview and receipt of such additional information (or fifteen (15) business days from the date of Tenant's original notice if Landlord does not request additional information or an interview) within which to notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to the space so affected as of the effective date specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder as to such space, or (ii) to permit Tenant to Assign this Lease or sublet such space, subject, however, to prior written approval of the proposed assignee or sublessee by Landlord, such consent not to be unreasonably withheld so long as the use of the Leased Premises by such proposed assignee or sublessee would be a Permitted Use (unless otherwise approved by Landlord), the proposed assignee or sublessee is of sound financial condition as determined by Landlord in its reasonable discretion, the proposed assignee executes such reasonable assumption documentation as Landlord shall require, and the proposed assignee or sublessee is not already a tenant in the Building. Notwithstanding the foregoing, if Landlord elects option (i) above, Tenant may elect to withdraw Tenant's request to sublet or assign such portion of the Leased Premises by written notice to Landlord given on or before the date which is five (5) business days following Landlord's notice to Tenant of its intent to recapture such space. Upon such notice by Tenant, Landlord's election to recapture the subject space in that instance shall be null and void and Tenant shall retain possession of such subject space. If Landlord fails to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written approval by Landlord of the proposed assignee or sublessee shall still be required. Failure by Landlord to approve a proposed subtenant or assignee shall not cause a termination of this Lease.

          (d) In the event Tenant shall request the consent of Landlord to any assignment or subletting hereunder, Tenant shall pay Landlord a processing fee of $250.00 and shall reimburse Landlord for Landlord's reasonable attorneys' fees incurred in connection therewith not to exceed $1,000. All such fees shall be deemed Additional Rent under this Lease.

          (e) Any rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after recovery of the reasonable cost of Tenant Extra Improvements for which Tenant has paid and reasonable subletting and assignment costs, including without limitation any broker's commissions, attorneys' fees and remodeling fees shall be divided and paid as follows: forty percent (40%) to Tenant and sixty percent (60%) to Landlord.

          (f) In any event in which Landlord has no right to recapture, Tenant shall diligently seek to obtain not less than fair market rent for the space to sublet. In any assignment of this Lease in whole or in part, Tenant shall seek to obtain from the assignee consideration reflecting a value of not less than fair market rent for the space subject to such assignment.

          (g) The consent of Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the assignee or subtenant. However, Landlord may consent to subsequent assignments and sublettings of the Lease or sublease or amendments or modifications thereto, without notifying Tenant or any other party liable on the Lease or sublease and without obtaining their consent. Such action shall not relieve Tenant or any such other party from liability under this Lease or a sublease.

          (h) No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Any assignment or subletting which conflicts with the provisions hereof shall be void and, at Landlord's option, shall constitute a default under this Lease.

          (i) Notwithstanding any other provision of this Section 5.06 (other than Section 5.06(i)), Tenant shall have the right to sublease up to 15,896 square feet of space within the Existing Premises for a sublease term that does not exceed the first twenty-four (24) months following the Term Commencement Date of the Existing Premises, and Tenant shall be allowed to keep any excess rent derived from such sublease and Landlord shall not have the right to recapture the subleased premises during such initial twenty-four (24) month period. Tenant shall also have the right to sublease all or any portion of the Expansion Premises for a sublease term that does not extend beyond the last day of the eighteenth (18th) month of the Term for the Expansion Premises, and Tenant shall be allowed to keep any excess rent derived from such sublease and Landlord shall not have the right to recapture the subleased premises during such initial eighteen (18) month period.

     5.07.     ALTERATIONS,  ADDITIONS  AND  IMPROVEMENTS.

          (a) Tenant shall not make or allow to be made any alterations or additions in or to the Leased Premises without first obtaining the written consent of Landlord; provided, however, Tenant may, without Landlord's consent, perform interior non-structural alterations or additions not involving material modifications to the Building and its mechanical, electrical, HVAC and life safety systems so long as (i) for alterations or additions requiring government permits, the cost thereof during any calendar year does not exceed Ten Thousand Dollars ($10,000.00) during any calendar year, or (ii) for alterations or additions not requiring government permits, the cost thereof during any calendar year does not exceed Forty Thousand Dollars ($40,000.00). Landlord's consent will not be unreasonably withheld with respect to proposed alterations and additions which (i) comply with all applicable laws, ordinances, rules and regulations; (ii) are compatible with and does not adversely affect the Building and its mechanical, electrical, HVAC and life safety systems; (iii) will not affect the structural portions of the Building; (iv) will not interfere with the use and occupancy of any other portion of the Building by any other tenant, its employees or invitees; and (v) will not trigger any additional costs to Landlord. Specifically, but without limiting the generality of the foregoing, Landlord's right of consent shall encompass plans and specifications for the proposed alterations or additions, construction means and methods, the identity of any contractor or subcontractor to be employed on the work of alterations or additions, and the time for performance of such work. Tenant shall supply to Landlord any additional documents and information requested by Landlord in connection with Tenant's request for consent hereunder. Notwithstanding anything to the contrary contained in the paragraph, in connection with any request for consent hereunder, Tenant may request that Landlord advise Tenant whether or not Landlord will require Tenant to remove the alteration at the expiration of the Lease. Unless Landlord advises Tenant in writing that Landlord will not require Tenant to remove such alteration at the expiration of the Lease, the parties agree that Tenant shall be obligated to remove such alteration at the expiration of the Lease. Further, Landlord acknowledges that Tenant will not be required to remove any Tenant Improvements to the Leased Premises.

          (b) Any consent given by Landlord under this Section 5.07 shall be deemed conditioned upon: (i) Tenant's acquiring all applicable permits required by governmental authorities; (ii) Tenant's furnishing to Landlord copies of such permits, together with copies of the approved plans and specifications, prior to commencement of the work thereon; and (iii) the compliance by Tenant with the conditions of all applicable permits and approvals in a prompt and expeditious manner.

          (c) Tenant shall provide Landlord with not less than fifteen (15) days prior written notice of commencement of the work so as to enable Landlord to post and record appropriate notices of non-responsibility. All alterations and additions permitted hereunder shall be made and performed by Tenant without cost or expense to Landlord. Tenant shall pay the contractors and suppliers all amounts due to them when due and keep the Leased Premises and the Project free from any and all mechanics', materialmen's and other liens and claims arising out of any work performed, materials furnished or obligations incurred by or for Tenant. In the event any alterations or additions to the Leased Premises are performed by Landlord hereunder, whether by prearrangement or otherwise, Landlord shall be entitled to charge Tenant a five percent (5%) administration fee in addition to the actual costs of labor and materials provided. Such costs and fees shall be deemed Additional Rent under this Lease, and may be charged and payable prior to commencement of the work.

          (d) Any and all alterations, additions or improvements made to the Leased Premises by Tenant shall become the property of Landlord upon installation and shall be surrendered to Landlord without compensation to Tenant upon the termination of this Lease by lapse of time or otherwise unless (i) Landlord conditioned its approval of such alterations, additions or improvements on Tenant's agreement to remove them, or (ii) Landlord notifies Tenant prior to (or promptly after) the Term Expiration Date that the alterations, additions and/or improvements must be removed, in which case Tenant shall, by the Term Expiration Date (or promptly thereafter), remove such alterations, additions and improvements, repair any damage resulting from such removal and restore the Leased Premises to their condition existing prior to the date of installation of such alterations, additions and improvements. Notwithstanding anything to the contrary set forth above, this clause shall not apply to equipment, trade fixtures or furniture owned by Tenant. Tenant's trade fixtures, furniture, equipment and other personal property shall at all times be and remain Tenant's Property ("Tenant's Property"). Except for alterations that cannot be removed without structural injury to the Leased Premises, at any time Tenant may remove Tenant's Property from the Leased Premises.

          Tenant shall repair at its sole cost and expense all damage caused to the Leased Premises and the Project by removal of Tenant's movable equipment or furniture and such other alterations, additions and improvements as Tenant shall be required or allowed by Landlord to remove from the Leased Premises.

          All  alterations,  additions  and  improvements  permitted  under this
Section 5.07 shall be constructed diligently, in a good and workmanlike manner with new, good and sufficient materials and in compliance with all applicable laws, ordinances, rules and regulations (including, without limitation, building codes and those related to accessibility and use by individuals with disabilities). Tenant shall, promptly upon completion of the work, furnish Landlord with "as built" drawings for any alterations, additions or improvements performed under this Section 5.07.

     5.08. COMPLIANCE WITH LAWS AND INSURANCE STANDARDS. Landlord represents and warrants that, at the Term Commencement Date of the Existing Premises, all elements of the Building encompassed within a "warm shell" (as defined in EXHIBIT B) are in compliance with all applicable laws, ordinances and
           ---------
other legal requirements. Tenant shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used in a manner that violates any applicable law, ordinance, rule, regulation, order, permit, covenant, easement or restriction of record, or the recommendations of Landlord's engineers or consultants, relating in any manner to the Project, or for any business or purpose which is disreputable, objectionable or productive of fire hazard. Tenant shall not do or permit anything to be done which would result in the cancellation of the all risk property insurance coverage on the Project and/or its contents. If Tenant does or permits anything to be done which increases the cost of any insurance covering or affecting the Project, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for such additional costs. Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed. Tenant shall, at Tenant's sole cost and expense, comply with all laws, ordinances, rules, regulations and orders (state, federal, municipal or promulgated by other agencies or bodies having or claiming jurisdiction) related to the use, condition or occupancy of the Leased Premises now in effect or which may hereafter come into effect including, but not limited to, (a) accessibility and use by individuals with disabilities, but only insofar as the same require work within the Leased Premises or work outside the Leased Premises that Tenant is responsible for pursuant to other provisions of this Lease, and (b) environmental conditions in, on or about the Leased Premises caused by Tenant or its agents, employees or contractors. If anything done by Tenant in its use or occupancy of the Leased Premises shall create, require or cause imposition of any requirement by any public authority for structural or other upgrading of or alteration or improvement to the Project, Tenant shall, at Landlord's option, either perform the upgrade, alteration or improvement at Tenant's sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such work. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance, rule, regulation, order, permit, covenant, easement or restriction shall be conclusive of that fact as between Landlord and Tenant. Notwithstanding the foregoing, Tenant shall not be obligated to make any structural repairs or alterations to the Leased Premises or any modifications to the mechanical, electrical, plumbing and life safety systems of the Building to comply with such laws, ordinances, rules, regulations or orders unless the need for such compliance arises exclusively by virtue of Tenant's particular use of the Leased Premises or Tenant's alterations, additions or improvements made subsequent to the Term Commencement Date.

     5.09. NO NUISANCE; NO OVERLOADING. Tenant shall use and occupy the Leased Premises, and control its agents, employees, contractors, invitees and visitors in such manner so as not to create any nuisance, or unreasonably interfere with, annoy or disturb (whether by noise, odor, vibration or otherwise) any other tenant or occupant of the Project or Landlord in its operation of the Project. Tenant shall not place or permit to be placed any loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which might damage the Leased Premises, the Building, or any portion thereof.

     5.10. FURNISHING OF FINANCIAL STATEMENTS; TENANT'S REPRESENTATIONS. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, within ten (10) business days of receipt of Landlord's written request therefor, with Tenant's most recent financial statements in Tenant's customary form reflecting Tenant's financial condition as of the date of such statements. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects. Prior to Tenant's providing Landlord with any financial information, Landlord agrees that it will execute a Nondisclosure Agreement in the form of EXHIBIT D hereto which is made a part hereof. If Tenant or its parent is a public company, Tenant's obligation under this Section 5.10 shall be satisfied by delivery to Landlord of Tenant's most recent publicly disclosed financial information.

     5.11. ENTRY BY LANDLORD. Landlord, its employees, agents and consultants, shall have the right to enter the Leased Premises at any time, in cases of an emergency, and otherwise at reasonable times upon twenty-four (24) hours' prior written notice to inspect the same, to clean, to perform such work as may be permitted or required under this Lease, to make repairs to or alterations of the Leased Premises or other portions of the Project, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to show the Leased Premises to prospective tenants (but only during the last six (6) months of the Term) , purchasers, encumbrancers or others, or for any other purpose as Landlord may reasonably deem necessary or desirable; provided, however, that Tenant may require that an employee of Tenant accompany Landlord during any non-emergency entry and Landlord shall use its best efforts to minimize interference with Tenant's business operations in the Leased Premises. Tenant shall not be entitled to any abatement of Rent or damages by reason of the exercise of any such right of entry. Any such entry shall comply with the Tenant's reasonable security measures.

     5.12.   NONDISTURBANCE  AND  ATTORNMENT.

          (a) This Lease and the rights of Tenant hereunder shall be subject and subordinate to the lien of any deed of trust, mortgage or other hypothecation or security instrument (collectively, "Security Device") now or hereafter placed upon, affecting or encumbering the Project or any part thereof or interest therein, and to any and all advances made thereunder, interest thereon or costs incurred and any modifications, renewals, supplements, consolidations, replacements and extensions thereof. With respect to any Security Device entered into by Landlord after execution of this Lease, such subordination is conditioned on Landlord's obtaining assurance in a commercially reasonable form (a "nondisturbance agreement") from the holder of or beneficiary under such encumbrance that Tenant's possession of the Leased Premises will not be disturbed, and Tenant's rights under this Lease will be recognized, so long as Tenant is not in default under this Lease (after expiration of applicable notice and cure periods) and attorns to the record owner of the Leased Premises and any subordination of this Lease shall be conditioned on Tenant's receipt of such an agreement. Without the consent of Tenant, the holder of any such Security Device or the beneficiary thereunder shall have the right to elect to be subject and subordinate to this Lease, such subordination to be effective upon such terms and conditions as such holder or beneficiary may direct which are not inconsistent with the provisions hereof. Tenant agrees to attorn to and recognize as the Landlord under this Lease the holder or beneficiary under a Security Device or any other party that acquires ownership of the Leased Premises by reason of a foreclosure or sale under any Security Device (or deed in lieu thereof), provided such holder, beneficiary or other party has become bound by a nondisturbance agreement as of the date the Security Device gained priority over this Lease. The new owner following such foreclosure, sale or deed shall be responsible for the completion of the Tenant Improvements and shall be responsible for the Security Deposit but shall not be
(i) liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership except relating to a continuing default; (ii) subject to any offsets or defenses which Tenant might have against any prior landlord; or (iii) bound by prepayment of more than one
(1) month's Rent unless actually received. Landlord shall, in good faith, use its best efforts to cause the current holder of a Security Device on the Project to execute and deliver a nondisturbance agreement to Tenant within thirty (30) days of execution of this Lease. Landlord shall, however, obtain such nondisturbance agreement from the holders of all existing Security Devices prior to the Term Commencement Date.

          (b) Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by the holder of a Security Device so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of Tenant hereunder. In connection with any amendment to this Lease required under this paragraph, Landlord shall reimburse Tenant's reasonable attorneys' fees and costs, not to exceed $1,000.00 in any single instance. If, within ten (10) business days after notice from Landlord, Tenant fails or refuses to execute with Landlord the amendment(s) to this Lease accomplishing the change(s) or amendment(s) which are requested by such holder, Landlord, at its sole option, shall have the right to do either or both of the following: (i) to execute any instrument for or on behalf of Tenant as its attorney-in-fact (in acknowledgment thereof, Tenant hereby appoints Landlord as its irrevocable attorney-in-fact solely to execute any instruments required to carry out the intent of this
Section 5.12(b) on behalf of Tenant); and/or (ii) to provide Tenant with a further notice and if Tenant fails or refuses to execute the amendment(s) within five (5) business days of such additional notice, Landlord shall have the right to terminate this Lease.

     5.13. ESTOPPEL CERTIFICATE. Within ten (10) days following Landlord's request, Tenant shall execute, acknowledge and deliver written estoppel certificates addressed to (i) any mortgagee or prospective mortgagee of Landlord, or (ii) any purchaser or prospective purchaser of all or any portion of, or interest in, the Project, on a form specified by Landlord, certifying as to such facts (if true) and agreeing to such notice provisions and other matters (provided, however that such notice provisions and other matters shall not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of

Tenant hereunder, and if such estoppel certificate includes any matters not strictly of a factual nature, Tenant shall have a right to reimbursement of reasonable attorney's fees in connection with the review thereof, in accordance with Section 5.12 above) as such mortgagee(s) or purchaser(s) may reasonably require, including, without limitation, the following: (a) that this Lease is unmodified and in full force and effect (or in full force and effect as modified, and stating the modifications); (b) the amount of, and date to which Rent and other charges have been paid in advance; (c) the amount of any Security Deposit; and (d) acknowledging that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating the nature of the alleged default). However, in no event shall any such estoppel certificate require an amendment of the provisions of this Lease or otherwise affect or abridge Tenant's rights hereunder. Any such estoppel certificate may be relied upon by any such mortgagee or purchaser. Failure by Tenant to execute and deliver any such estoppel certificate within the time requested shall be conclusive upon Tenant that (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) not more than one month's Rent has been paid in advance; and (3) Landlord is not in default under this Lease. Failure by Tenant to execute and deliver any such estoppel certificate within five days of Landlord's further notice to Tenant that Tenant has failed to execute and deliver any such estoppel certificate within the initial ten (10) day notice period, shall constitute a default under this Lease. If requested by Tenant upon reasonable written notice, Landlord shall execute and deliver an estoppel certificate covering the factual matters outlined in clauses (a) through (d) above (except in case of (d) certifying as to the absence of any default by Tenant or identifying any such claimed default), which may be relied upon solely for purposes of Tenant's obtaining financial accommodations.

5.14.     SECURITY  DEPOSIT.

          (a) On December 2, 1999, Tenant delivered to Landlord an Irrevocable Standby Letter of Credit No. OSF99000883 from Imperial Bank for the amount of $2,000,000.00. Upon delivery of the Expansion Premises to Tenant, Tenant shall pay the additional security deposit to Landlord of $901,127.03 ($78,279.25 for the Existing Premises and $822,847.78 for the Expansion Premises) as additional security for the full and faithful performance of Tenant's obligations under this Lease. If at any time during the Term, Tenant shall be in default in the payment of Rent or in default for any other reason after expiration of applicable notice and cure periods, Landlord may use, apply or retain all or part of the Security Deposit for payment of any amount due Landlord or to cure such default or to reimburse or compensate Landlord for any liability, loss, cost, expense or damage (including attorneys' fees) which Landlord may suffer or incur by reason of Tenant's defaults. If Landlord uses or applies all or any part of the Security Deposit, Tenant shall, on demand, pay to Landlord a sum sufficient to restore the Security Deposit to the full amount required by this Lease. Upon expiration of the Term or earlier termination of this Lease and after Tenant has vacated the Leased Premises, Landlord shall return the Security Deposit to Tenant, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent, to repair damages to the Leased Premises caused by Tenant and to clean the Leased Premises. The portion of the deposit not so required shall be paid over to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) within thirty (30) days after expiration of the Term or earlier termination hereof. Landlord shall hold the Security Deposit for the foregoing purposes; provided, however, that Landlord shall have no obligation to segregate the Security Deposit from its general funds or to pay interest in respect thereof. No part of the Security Deposit shall be considered to be held in trust, or to be prepayment of any monies to be paid by Tenant under this Lease.


          (b) The Security Deposit shall increase proportionally with any increase in Base Rent resulting from Landlord's funding of additional Tenant Improvements in accordance with paragraph 5(c) of EXHIBIT B to this Lease, and
                                                    ---------
such funding being repaid through amortization payments made to Landlord along with Base Rent in accordance with paragraph 5(c) of EXHIBIT B to this Lease. The
                                                    ---------
amount of the Security Deposit shall decrease twenty percent (20%) per year beginning on the second (2nd) anniversary of the Term Commencement Date of the Existing Premises; provided, however, the amount of the Security Deposit shall not be less than $218,000.00 at any time during the Term of this Lease.
Accordingly,  the  Security  Deposit  shall  be  reduced  as  follows:

                                                AMOUNT OF
            DATE              REDUCTION      SECURITY DEPOSIT
            ----              ---------      ----------------
       July  21,  2002     $  580,225.41     $   2,320,901.62
       ---------------     -------------     ----------------
       July  21,  2003     $  580,225.41     $   1,740,676.21
       ---------------     -------------     ----------------
       July  21,  2004     $  580,225.41     $   1,160,450.80
       ---------------     -------------     ----------------
       July  21,  2005     $  580,225.41     $     580,225.39
       ---------------     -------------     ----------------
       July  21,  2006     $  362,225.39     $     218,000.00
       ---------------     -------------     ----------------

          (c) In lieu of a cash deposit, Tenant may deliver the Security Deposit to Landlord in the form of a clean and irrevocable letter of credit (the "Letter of Credit") issued by and drawable upon (said issuer being referred to as the "Issuing Bank") a financial institution which is approved by Landlord in its sole discretion, provided that Landlord shall not unreasonably withhold its consent to an Issuing Bank which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Rating Service, and has combined capital, surplus and undivided profits of not less than $100,000,000. Such Letter of Credit shall
(a)  name Landlord as beneficiary, (b) be in the amount of the Security Deposit,
(c) have a term of not less than one year, (d) permit multiple drawings, (e) be fully transferable by Landlord, and (f) otherwise be in form and content reasonably satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term unless the Issuing Bank sends a notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than 45 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article. Notwithstanding the foregoing, Tenant shall thereafter have the right to provide Landlord with a replacement Letter of Credit in compliance with this Section, in which case Landlord shall provide Tenant such cash sums drawn on the Letter of Credit. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in San Francisco. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500. Tenant shall have the right at any time to replace the Letter of Credit with a (i) cash security deposit, (ii) a replacement Letter of Credit that meets all of the conditions of this Section 5.14, or (iii) a combination of items (i) and (ii).

     5.15. SURRENDER. Subject to the provisions of Section 5.07 hereof, on the Term Expiration Date (or earlier termination of this Lease), Tenant shall quit and surrender possession of the Leased Premises to Landlord in as good order and condition as they were in on the applicable Term Commencement Date, reasonable wear and tear, the Tenant Improvements, casualties, taking by condemnation and repairs which are Landlord's responsibility excepted. Reasonable wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Tenant shall, without cost to Landlord, remove all furniture, equipment, trade fixtures, debris and articles of personal property owned by Tenant in the Leased Premises, and shall repair any damage to the Project resulting from such removal. Any such property not removed by Tenant by the Term Expiration Date (or earlier termination of this Lease) shall be considered abandoned, and Landlord may remove any or all of such items and dispose of same in any lawful manner or store same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after storage for thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord may deem proper in accordance with applicable law, without notice to or demand upon Tenant. Landlord shall apply the proceeds of any such sale as follows: first, to the costs of such sale; second, to the costs of storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

     5.16. TENANT'S REMEDIES. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Section 5.16, a reasonable time shall in no event, be less than thirty (30) days after receipt by Landlord, and by the holders of any ground lease, deed of trust or mortgage covering the Leased Premises whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within said thirty (30)-day period and thereafter diligently pursued to completion. If Landlord fails to cure such default within the time provided for in this Lease, the holder of any such ground lease, deed of trust or mortgage shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such holder shall have such additional time to cure the default as is reasonably necessary under the circumstances. Tenant shall look solely to Landlord's interest in the Project, insurance proceeds, condemnation awards and the proceeds thereof for recovery of any judgment from Landlord. Neither Landlord nor any of its trustees, directors, officers, agents, employees or representatives (or, if Landlord is a partnership, its partners, whether general or limited) shall ever be personally liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, deed of trust or mortgage to which Section 5.12 applies or may apply. Except as otherwise specifically provided for in this Lease, Tenant shall not have the right to terminate this Lease or withhold, reduce or offset any amount against any payments of Rent due and payable under this Lease by reason of a breach of this Lease by Landlord.

     5.17. CC&RS/RULES AND REGULATIONS. Tenant shall comply with (i) the rules and regulations for the Project attached as EXHIBIT E and such reasonable
                                                   ---------
amendments thereto as Landlord may adopt from time to time with prior notice to Tenant, and (ii) such reasonable covenants, conditions and restrictions for the Project ("CC&Rs") as Landlord may adopt from time to time with prior notice to Tenant. Tenant shall not be required to comply with any new rule or regulation or CC&Rs unless the same applies non-discriminatorily to all occupants of the Project, does not unreasonably interfere with Tenant's use of the Leased Premises and does not materially increase the obligations or decrease the rights of Tenant under the Lease. In case of any conflict between (i) the rules and regulations and/or CC&Rs and (ii) the provisions of this Lease, this Lease shall control.

                                   ARTICLE 6.
                              ENVIRONMENTAL MATTERS

     6.01.     HAZARDOUS  MATERIALS  PROHIBITED.

          (a) Except with Landlord's prior written consent, Tenant shall not cause or permit any Hazardous Materials (as defined in Section 6.01(c) below) to be brought, kept, used, generated, released or disposed in, on, under or about the Leased Premises or the Project by Tenant, its agents, employees, contractors or invitees; provided, however, that Tenant may use, store and dispose of, in accordance with applicable Laws, limited quantities of standard office and janitorial supplies, but only to the extent reasonably necessary for Tenant's operations in the Leased Premises. Tenant hereby indemnifies Landlord from and against (i) any breach by Tenant of the obligations stated in the preceding sentence, (ii) any breach of the obligations stated in Section 6.01(b) below, or
(iii) any claims or liability resulting from Tenant's use of Hazardous Materials in violation of applicable laws or provisions hereof. Tenant hereby agrees to defend and hold Landlord harmless from and against any and all claims, liability, losses, damages, costs and/or expenses (including, without limitation, diminution in value of the Project, or any portion thereof, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact on marketing of space in the Project, and sums paid in settlement of claims, fines, penalties, attorneys' fees, consultants' fees and experts' fees) which are caused by any breach of the obligations stated in Sections 6.01(a) or 6.01(b) or otherwise resulting from Tenant's use of Hazardous Materials in the Project in violation of applicable laws or provisions hereof. This indemnification of Landlord by Tenant includes, without limitation, death of or injury to person, damage to any property or the environment and costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Material present in, on, under or about the Leased Premises or the Project (including soil and ground water contamination) which results from such a breach. Without limiting the foregoing, if the presence of any Hazardous Material in, on, under or about the Leased Premises or the Project caused or permitted by Tenant results in any contamination of the Leased Premises or the Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the same to the condition existing prior to the introduction of such Hazardous Material as required under applicable laws; provided that Landlord's approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained. This indemnification of Landlord by Tenant shall survive the expiration or sooner termination of this Lease.

          (b) Tenant covenants and agrees that Tenant shall at all times be responsible and liable for, and be in compliance with, all federal, state, local and regional laws, ordinances, rules, codes and regulations, as amended from time to time ("Governmental Requirements"), relating to health and safety and environmental matters, arising, directly or indirectly, out of Tenant's use of Hazardous Materials (as defined in Section 6.01(c) below) in the Project. Health and safety and environmental matters for which Tenant is responsible under this paragraph include, without limitation (i) notification and reporting to governmental agencies, (ii) the provision of warnings of potential exposure to Hazardous Materials to Landlord and Tenant's agents, employees, licensees, contractors and others, (iii) the payment of taxes and fees, (iv) the proper off-site transportation and disposal of Hazardous Materials, and (v) all requirements, including training, relating to the use of equipment. Immediately upon discovery of a release of Hazardous Materials associated with Tenant's activities, Tenant shall give written notice to Landlord, whether or not such release is subject to reporting under Governmental Requirements. The notice shall include information on the nature and conditions of the release and Tenant's planned response. Tenant shall be liable for the cost of any clean-up of the release of any Hazardous Materials by Tenant on the Project.

          (c) As used in this Lease, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any substance, material or waste which is (i) defined as a "hazardous waste" or similar term under the laws of the jurisdiction where the Project is located;
(ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Sec. 1317); (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource, Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq. (42 U.S.C. Sec. 6903); (iv)
                                             -- ---
defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.

Sec.  9601 et seq. (42 U.S.C. Sec. 9601); (v) hydrocarbons, petroleum, gasoline,
           -- ---
crude oil or any products, by-products or fractions thereof; or (vi) asbestos in any form or condition.

          (d) As used in this Article 6, the term "Laws" means any applicable federal, state or local laws, ordinances, rules or regulations relating to any Hazardous Material affecting the Project, including, without limitation, the specific laws, ordinances and regulations referred to in Section 6.01(c) above. References to specific Laws shall also be references to any amendments thereto and to any applicable successor Laws.

          (e) To the best of Landlord's knowledge, except as disclosed in the environmental reports (the "Environmental Reports") provided to Tenant (i) there are no Hazardous Materials, PCB transformers or underground storage tanks on the Project, and (ii) the Project is in compliance with all Laws relating to any Hazardous Material. Tenant acknowledges its receipt and review of the Environmental Reports prior to entering into this Lease. Landlord represents and warrants that (i) during the period of its ownership of the Project prior to entering into this Lease, neither it nor its agents, employees, contractors, or invitees have released or authorized the release of any Hazardous Materials on the Project, and (ii) after entering into this Lease, Landlord will not release any Hazardous Materials on the Project. Landlord hereby agrees to indemnify, protect, defend and hold the Tenant harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses or expenses (including without limitation reasonable attorneys' fees) arising out of or in any way related to or resulting from any Hazardous Materials discovered in the Leased Premises or on the Project which were not brought, kept, used, generated, released or disposed in, on, under or about the Leased Premises or the Project by Tenant, its agents, employees, contractors or invitees. This Section 6.01 of the Lease constitutes the entire agreement of Landlord and Tenant regarding Hazardous Materials.

     6.02. LIMITATIONS ON ASSIGNMENT AND SUBLETTING. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting of the Leased Premises if the proposed assignee's or sublessee's anticipated use of the Leased Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material (excluding standard office and janitorial supplies; in limited quantities as hereinabove provided).

     6.03. RIGHT OF ENTRY. Landlord, its employees, agents and consultants, shall have the right to enter the Leased Premises at any time, in case of an emergency, and otherwise during reasonable hours and upon reasonable notice to Tenant, in order to conduct periodic environmental inspections and tests to determine whether any Hazardous Materials are present. The costs and expenses of such inspections shall be paid by Landlord unless a default or breach of this Lease, violation of Laws or contamination caused or permitted by Tenant is found to exist. In such event, Tenant shall reimburse Landlord upon demand, as Additional Rent, for the reasonable costs and expenses of such inspections if it is determined that Tenant has failed to perform its obligations under this Lease with regard to Hazardous Materials.

     6.04. NOTICE TO LANDLORD. Tenant shall promptly notify Landlord in writing of: (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted or threatened regarding the Leased Premises or the Project pursuant to any Laws caused by Tenant's use or storage of Hazardous Materials; (ii) any claim made or threatened by any person against

Tenant or the Leased Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from Tenant's use or storage of any Hazardous Material; and (iii) any reports made to or received from any governmental agency arising out of or in connection with any Hazardous Material in or removed from the Leased Premises or the Project, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within three (3) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other communications relating in any way to the Leased Premises or Tenant's use thereof.

                                   ARTICLE 7.
             INSURANCE, INDEMNITY, CONDEMNATION, DAMAGE AND DEFAULT

     7.01. LANDLORD'S INSURANCE. Landlord shall secure and maintain policies of insurance for the Project (including the Leased Premises) covering loss of or damage to the Project, including the Tenant Improvements (as shown on the "as-built" plans provided to Landlord after completion of construction of the Tenant Improvements) and all subsequent alterations, additions and improvements to the Leased Premises approved by Landlord in writing, with loss payable to Landlord and to the holders of any deeds of trust, mortgages or ground leases on the Project. Landlord shall not be obligated to obtain insurance for Tenant's trade fixtures, equipment, furnishings, machinery or other property. Such policies shall provide protection against fire and extended coverage perils and such additional perils as Landlord deems suitable, in the amount of the estimated replacement cost thereof and with such deductible(s) as Landlord shall deem reasonably appropriate. Landlord shall further secure and maintain commercial general liability insurance with respect to the Project in such amount as Landlord shall determine, such insurance to be in addition to, and not in lieu of, the liability insurance required to be maintained by Tenant. In addition, Landlord may secure and maintain rental income insurance. If the annual cost to Landlord for any such insurance exceeds the standard rates because of the nature of Tenant's operations, Tenant shall, upon receipt of appropriate invoices, reimburse Landlord for such increases in cost, which amounts shall be deemed Additional Rent hereunder. Tenant shall not be named as an additional insured on any policy of insurance maintained by Landlord.

     7.02.     TENANT'S  LIABILITY  INSURANCE.

          (a)  Tenant  (with  respect to both the Leased Premises and the Common
Areas) shall secure and maintain, at its own expense, at all times during the Term, a policy or policies of commercial general liability insurance with the premiums thereon fully paid in advance, protecting Tenant and naming Landlord, the holders of any deeds of trust, mortgages or ground leases on the Project, and Landlord's representatives (which term, whenever used in this Article 7, shall be deemed to include Landlord's partners, trustees, ancillary trustees, officers, directors, shareholders, beneficiaries, agents, employees and independent contractors) as additional insureds against claims for bodily injury, personal injury, advertising injury and property damage (including attorneys' fees) based upon, involving or arising out of Tenant's operations, assumed liabilities or Tenant's use, occupancy or maintenance of the Leased Premises and the Common Areas of the Project. Such insurance shall provide for a minimum amount of Two Million Dollars ($2,000,000.00) for property damage or injury to or death of one or more than one person in any one accident or occurrence, with an annual aggregate limit of at least Four Million Dollars

($4,000,000.00). The coverage required to be carried shall include fire legal liability, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), broad form property damage liability, products liability and completed operations coverage (as well as owned, non-owned and hired automobile liability if an exposure exists) and the policy shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a separation of insureds provision or cross-liability endorsement acceptable to Landlord. Tenant shall provide Landlord with a certificate evidencing such insurance coverage. The certificate shall indicate that the insurance provided specifically recognizes the liability assumed by Tenant under this Lease (including without limitation performance by Tenant under Section 7.04) and that Tenant's insurance is primary to and not contributory with any other insurance maintained by Landlord, whose insurance shall be considered excess insurance only. Following the initial Term of the Lease, not more frequently that every two (2) years, if, in the opinion of any mortgagee of Landlord or of the insurance broker retained by Landlord, the amount of liability insurance coverage at that time is not adequate, then Tenant shall increase its liability insurance coverage as reasonably required by either any mortgagee of Landlord or Landlord's insurance broker.

          (b) Subject to Section 5.08 of this Lease, Tenant shall, at Tenant's expense, comply with (i) all insurance company requirements pertaining to the use of the Leased Premises and (ii) all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

     7.03.     TENANT'S  ADDITIONAL  INSURANCE  REQUIREMENTS.

          (a) Tenant shall secure and maintain, at Tenant's expense, at all times during the Term, a policy of physical damage insurance on all of Tenant's fixtures, furnishings, equipment, machinery, merchandise and personal property in the Leased Premises and alterations, additions or improvements made by or for Tenant upon the Leased Premises, all for the full replacement cost thereof without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance. Such insurance shall insure against those risks customarily covered in an "all risk" policy of insurance covering physical loss or damage. Tenant may use the proceeds from such insurance for the replacement of fixtures, furnishings, equipment and personal property and for restoration of alterations, additions or improvements to the Leased Premises after the Term Commencement Date. Landlord shall be named as loss payee to the extent of the value of any such improvements after the Term Commencement Date. In addition, Tenant shall secure and maintain, at all times during the Term, loss of income, business interruption and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings and incurred costs attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Leased Premises or to the Building as a result of such perils; such insurance shall be maintained with Tenant's property insurance carrier. Further, Tenant shall secure and maintain at all times during the Term workers' compensation insurance in such amounts as are required by law, employer's liability insurance in the amount of One Million Dollars ($1,000,000.00) per occurrence, and all such other insurance as may be required by applicable law or as may be reasonably required by Landlord. In the event Tenant makes any alterations, additions or improvements to the Leased Premises, prior to commencing any work in the Leased Premises, Tenant shall secure "builder's all risk" insurance which shall be maintained throughout the course of construction, such policy being an all risk builder's risk completed value form, in an amount approved by Landlord, but not less than the total contract price for the construction of such alterations, additions or improvements and covering the construction of such alterations, additions or improvements, and such other insurance as Landlord may require, it being understood and agreed that all of such alterations, additions or improvements shall be insured by Tenant pursuant to this Section 7.03 immediately upon completion thereof. Tenant shall provide Landlord with certificates of all such insurance. The property insurance certificate shall confirm that the waiver of subrogation required to be obtained pursuant to Section 7.05 is permitted by the insurer. Tenant shall, at least thirty (30) days prior to the expiration of any policy of insurance required to be maintained by Tenant under this Lease, furnish Landlord with an "insurance binder" or other satisfactory evidence of renewal thereof.

          (b) All policies required to be carried by Tenant under this Lease shall be issued by and binding upon a reputable insurance company of good financial standing licensed to do business in the State of California with a rating of at least A-VII, or such other rating as may be required by a lender having a lien on the Project, as set forth in the most current issue of "Best's Insurance Reports." Tenant shall not do or permit anything to be done that would invalidate the insurance policies referred to in this Article 7. Evidence of insurance provided to Landlord shall include an endorsement showing that Landlord, its representatives and the holders of any deeds of trust, mortgages or ground leases on the Project are included as additional insureds on general liability insurance, and as loss payees for property insurance, to the extent required hereunder, and an endorsement whereby the insurer agrees not to cancel, non-renew or materially alter the policy without at least thirty (30) days prior written notice to Landlord, its representatives and any mortgagee of Landlord.

          (c) In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant under this Lease, prior to commencement of the Term, and thereafter during the Term, within ten (10) days following Landlord's request therefor, and thirty (30) days prior to the expiration date of any such coverage, Landlord shall be authorized (but not required), after giving Tenant two (2) business days advance written notice of Landlord's intention to do so (which notice may be included in the ten (10) day notice referenced above in this subparagraph (c)) to procure such coverage in the amounts stated with all costs thereof (plus a five percent (5%) administrative fee) to be chargeable to Tenant and payable upon written invoice therefor, which amounts shall be deemed Additional Rent hereunder.

          (d) The minimum limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant nor relieve Tenant of any obligation hereunder.

     7.04.     INDEMNITY  AND  EXONERATION.

          (a) To the extent not prohibited by law, except to the extent due to the gross negligence or willful misconduct of Landlord, its employees, agents, contractors or invitees, or Landlord's breach of this Lease, Landlord and Landlord's representatives shall not be liable for any loss, injury or damage to person or property of Tenant, Tenant's agents, employees, contractors, invitees or any other person, whether caused by theft, fire, act of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or which may arise through repair, alteration or maintenance of any part of the Project or failure to make any such repair or from any other cause whatsoever, except as expressly otherwise provided in Sections 7.06 and 7.07. Landlord shall not be liable for any loss, injury or damage arising from any act or omission of any other tenant or occupant of the Project, nor shall Landlord be liable under any circumstances for damage or inconvenience to Tenant's business or for any loss of income or profit therefrom

          (b) Tenant shall indemnify, protect, defend and hold the Project, Landlord and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from (i) the use or occupancy of the Leased Premises, (ii) the activities of Tenant, its agents, employees, contractors or invitees in or about the Leased Premises or the Project (where not covered by Landlord's insurance), (iii) any failure to comply with any applicable law to the extent required hereunder, and (iv) any default or breach by Tenant in the performance of any obligation of Tenant under this Lease; provided, however, that the foregoing indemnity shall not be applicable to claims to the extent due to the gross negligence or willful misconduct of Landlord, its employees, agents, contractors or invitees, or Landlord's breach of this Lease.

          (c) Tenant shall indemnify, protect, defend and hold the Project, Landlord and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in the Leased Premises or the Project, excluding, however, any work to be performed by or under the direction of Landlord.

          (d) The provisions of this Section 7.04 shall survive the expiration or sooner termination of this Lease. BY SIGNING ITS INITIALS BELOW, TENANT ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THE PROVISIONS SET FORTH IN THIS SECTION 7.04 AND FURTHER ACKNOWLEDGES THAT SUCH PROVISIONS WERE SPECIFICALLY NEGOTIATED.

________________________

Tenant's  Initials

          (e) To the extent not prohibited by law, Tenant shall not be liable for any loss, injury or damage in or about the Project, nor shall Tenant be liable for any damage or inconvenience to Landlord or Landlord's business or for any loss of income or profit therefrom to the extent such loss, injury or damage arises from any gross negligence or willful misconduct of Landlord or its employees, agents, contractors or invitees, or Landlord's breach of this Lease.

          (f) To the extent not prohibited by law, Landlord shall indemnify, protect, defend and hold Tenant and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses or expenses (including without limitation reasonable attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs) by reason of (i) any damage or injury occurring on the Project to the extent that such damage or injury shall be caused by or arise from any gross negligence or willful misconduct by Landlord, its employees, agents, contractors or invitees, or Landlord's breach of this Lease, (ii) Landlord's failure to comply with any governmental laws, ordinances and regulations applicable to the Project, or (iii) any default or breach beyond the expiration of the applicable cure period on the part of Landlord in the performance of any obligation of Landlord to be performed pursuant to this Lease; provided however, that the foregoing indemnity shall not be applicable to claims to the extent arising by reason of any negligence or willful misconduct of Tenant.

     7.05. WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waives all rights of recovery, claim, action or cause of action against the other, its agents (including partners, both general and limited), trustees, officers, directors, and employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Project or any personal property of such party therein, by reason of any cause required to be insured against under this Lease, regardless of cause or origin, including negligence of the other party hereto, and each party covenants that, to the fullest extent permitted by law, no insurer shall hold any right of subrogation against such other party. Tenant shall advise its insurers of the foregoing and such waiver shall be a part of each policy maintained by Tenant which applies to the Leased Premises, any part of the Project or Tenant's use and occupancy of any part thereof.

     7.06.     CONDEMNATION.

          (a) If the Leased Premises are taken under the power of eminent domain or sold under the threat of the exercise of such power (all of which are referred to herein as "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs (the "date of taking"). If the Leased Premises or any portion of the Project is taken by condemnation to such an extent as to render the Leased Premises untenantable as reasonably determined by Tenant and Landlord, this Lease shall, at the option of either party to be exercised in writing within thirty (30) days after receipt of written notice of such taking, forthwith cease and terminate as of the date of taking. All proceeds from any condemnation of the Leased Premises shall belong and be paid to Landlord, subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon; provided that Tenant shall be entitled to any compensation separately awarded to Tenant for Tenant's relocation expenses, loss of business goodwill and loss of Tenant's trade fixtures and the unamortized value of improvements made to the Leased Premises at Tenant's expense. If this Lease continues in effect after the date of taking pursuant to the provisions of this Section 7.06(a), Landlord shall proceed with reasonable diligence to repair, at its expense, the remaining parts of the Project and the Leased Premises to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and tenantable

Project and Leased Premises. Net Rent shall abate to the extent appropriate during the period of restoration, and Net Rent shall thereafter be equitably adjusted according to the remaining Rentable Area of the Leased Premises and the Building.

          (b) In the event of a temporary taking of all or a portion of the Leased Premises for the period of ninety (90) days or less, there shall be no abatement of Rent and Tenant shall remain fully obligated for performance of all of the covenants and obligations on its part to be performed pursuant to the terms of this Lease. All proceeds awarded or paid with respect thereto shall belong to Tenant.

     7.07. DAMAGE OR DESTRUCTION. In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. The following provisions shall then apply:

          (a) If the damage is limited solely to the Leased Premises and the Leased Premises can, in Landlord's reasonable opinion, be made tenantable with all damage repaired within twelve (12) months from the date of damage, then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect.

          (b) If portions of the Project outside the boundaries of the Leased Premises are damaged or destroyed (whether or not the Leased Premises are also damaged or destroyed) and the Leased Premises and the Project can, in Landlord's opinion, both be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, and provided that Landlord determines that it is economically feasible, then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect; provided, however, that Landlord shall not terminate this Lease if it rebuilds the Project and/or the Leased Premises.

          (c)  Notwithstanding  anything  to  the contrary contained in Sections
      7.07(a) or 7.07(b) above, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises and Tenant shall have the right to terminate this Lease, when any substantial damage thereto or to the Project occurs during the last nine (9) months of the Term and Tenant has not effectively exercised any option granted to Tenant to extend the Term. Under such circumstances, Landlord shall promptly notify Tenant of its decision not to rebuild, whereupon the Lease shall terminate as of the date of such notice.

          (d) If neither Section 7.07(a) nor 7.07(b) above applies, Landlord shall so notify Tenant within sixty (60) days after the date of the damage or destruction and either Tenant or Landlord may terminate this Lease within thirty (30) days after the date of such notice, such termination notice to be immediately effective; provided, however, that Landlord shall have the right to elect to reconstruct the Project and the Leased Premises, in which event (i) Landlord shall notify Tenant of such election within said sixty (60) day period and Tenant shall thereupon have no right to terminate this Lease, and (ii) Landlord shall proceed with reasonable diligence to rebuild the Project and the Leased Premises to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall reasonably deem desirable and such changes as may be required by applicable law).

          (e) During any period when Tenant's use of the Leased Premises is significantly impaired by damage or destruction, Net Rent shall abate in proportion to the degree to which Tenant's use of the Leased Premises is impaired until such time as the Leased Premises are made tenantable as reasonably determined by Landlord. If the Leased Premises are damaged by any peril and Landlord does not terminate the Lease, then Tenant shall have the option to terminate the Lease if the Leased Premises cannot be, or are not in fact, substantially restored by Landlord to their prior condition within 180 days after the condemnation or damage, with such 180 day period extended (up to 60 additional days) for periods of delay as provided under Section 9.12 and periods of delays beyond the reasonable control of Landlord (including any delays in obtaining permits).

          (f) The proceeds from any insurance paid by reason of damage to or destruction of the Project or any part thereof insured by Landlord shall belong to and be paid to Landlord, subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of (i) its fixtures, furnishings, equipment, machinery, merchandise and personal property in the Leased Premises, and (ii) its alteration, additions and improvements.

          (g)  Landlord's  repair and restoration obligations under this Section
      7.07 shall not impair or otherwise affect the rights and obligations of the parties set forth elsewhere in this Lease. Subject to Section 7.07(e), Landlord shall not be liable for any inconvenience or annoyance to Tenant, its employees, agents, contractors or invitees, or injury to Tenant's business resulting in any way from such damage or the repair thereof. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Leased Premises or the Project with respect to the termination of this Lease and hereby waive the provisions of any present or future statute or law to the extent inconsistent therewith.

     7.08.     DEFAULT  BY  TENANT.

          (a)  Events  Of  Default. The occurrence of any of the following shall
               -------------------
constitute  an  event  of  default  on  the  part  of  Tenant:

                (1)  Abandonment.  Abandonment  of  the  Leased  Premises  for a
                     -----------
          continuous  period  of  sixty  (60)  days;

                (2)  Nonpayment  Of Rent. Failure to pay any installment of Rent
                     -------------------
          due and payable hereunder on the date when payment is due, such failure continuing for a period of three (3) business days after written notice of such failure; provided, however, that Landlord shall not be required to provide such notice more than two (2) times in a calendar year with respect to non-payment of Net Rent or Additional Rent, the third such non-payment in a calendar year constituting default without requirement of notice; furthermore, if Tenant shall be served with a demand for the payment of past due Rent, any payment(s) tendered thereafter to cure any default by Tenant shall be made only by cashier's check, wire-transfer or direct deposit of immediately available funds;

                (3)  Other  Obligations.  Failure  to  perform  any  obligation,
                     ------------------
          agreement or covenant under this Lease other than those matters specified in Sections 7.08(a)(1) and 7.08(a)(2), such failure continuing for a period of thirty (30) days after written notice of such failure (or such longer period as is reasonably necessary to remedy such default, provided that Tenant commences the remedy within such thirty (30)-day period and continuously and diligently pursues such remedy at all times until such default is cured);

                (4) General Assignment. Any general arrangement or assignment by
                    ------------------
          Tenant  for  the  benefit  of  creditors;

                (5)  Bankruptcy.  The  filing  of  any  voluntary  petition  in
                     ----------
          bankruptcy by Tenant, or the filing of an involuntary petition against Tenant, which involuntary petition remains undischarged for a period of sixty (60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, within such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;

                (6)  Receivership.  The  appointment of a trustee or receiver to
                     ------------
          take possession of all or substantially all of Tenant's assets or the Leased Premises, where possession is not restored to Tenant within ten
          (10)  business  days;

                (7)  Attachment.  The  attachment,  execution  or other judicial
                     ----------
          seizure of all or substantially all of Tenant's assets or the Leased Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof;

                (8)  Insolvency.  The  admission  by  Tenant  in  writing of its
                     ----------
          inability to pay its debts as they become due; the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation; the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding; or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed;

                (9)  [Intentionally  Deleted.]

                (10)  Partner.  If  Tenant  is a partnership or consists of more
                      -------
          than one (1) person or entity, if any partner of the partnership or any person or entity constituting Tenant is involved in any of the events or acts described in subsections 7.08(a)(4) through (8); or

                (11)  Misrepresentation.  The  discovery  by  Landlord  that any
                      -----------------
          representation, warranty or financial statement intentionally given to Landlord by Tenant or any guarantor of Tenant's obligations under this Lease was materially false or misleading.

          (b)     Remedies  Upon  Default:

                (1)  Termination.  If an event of default occurs, Landlord shall
                     -----------
          have the right, with or without notice or demand, immediately (after expiration of any applicable grace period specified herein) to terminate this Lease, and at any time thereafter recover possession of the Leased Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Leased Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or in equity by reason of Tenant's default or of such termination.

                (2)  Continuation After Default. Even though Tenant has breached
                     --------------------------
          this Lease and/or abandoned the Leased Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under subsection 7.08(b)(1) hereof in writing, and Landlord may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any amended or successor code section. Acts of maintenance or preservation, efforts to relet the Leased Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

                (3)  Damages  Upon  Termination.  Should Landlord terminate this
                     --------------------------
          Lease pursuant to the provisions of subsection 7.08(b)(1) hereof, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) shall be computed with interest at the lesser of twelve percent (12%) per annum or the maximum rate then allowed by law. The "worth at the time of award" of the amount referred to in clause (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

                (4) Computation of Rent for Purposes of Default. For purposes of
                    -------------------------------------------
          computing unpaid Rent which would have accrued and become payable under this Lease pursuant to the provisions of Section 7.08(c), unpaid Rent shall consist of the sum of:

                     (i)  the  total Base Rent for the balance of the Term, plus

                     (ii) a computation of Tenant's Proportionate Share of Basic Operating Cost for the balance of the Term, the assumed amount for the Computation Year of the default and each future Computation Year in the Term to be equal to Tenant's Proportionate Share of Basic Operating Cost for the Computation Year immediately prior to the year in which default occurs, compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items (1982-84=100)) for the Metropolitan Area or Region in which the Project is located. If such Index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

                (5)  Late  Charge.  If any payment required to be made by Tenant
                     ------------
          under this Lease is not received by Landlord within five (5) days after the same is due (or following written notice if required hereunder), Tenant shall pay to Landlord an amount equal to five percent (5%) of the delinquency. The parties agree that Landlord would incur costs not contemplated by this Lease by virtue of such delinquencies, including without limitation administrative, collection, processing and accounting expenses, the amount of which would be extremely difficult to compute, and the amount stated herein represents a reasonable estimate thereof. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's breach or default with respect to such delinquency, or prevent Landlord from exercising any of Landlord's other rights and remedies.

                (6)  Interest  on  Past-Due  Obligations.  Except  as  expressly
                     -----------------------------------
          otherwise provided in this Lease, any Rent due Landlord hereunder, other than late charges, which is not received by Landlord on the date on which it was due, shall bear interest from the day after it was due at the lesser of maximum rate then allowed by law, or twelve percent (12%) per annum, in addition to the late charge provided for in
          Section  7.08(e).

                (7) Landlord's Right to Perform. Notwithstanding anything to the
                    ---------------------------
          contrary set forth elsewhere in this Lease, in the event Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease, then within the periods set forth in Section 7.08(a) hereof (and without notice in case of an emergency) Landlord may (but shall not be obligated to) perform such duty or obligation on Tenant's behalf, including, without limitation, the obtaining of insurance policies or governmental licenses, permits or approvals. Tenant shall reimburse Landlord upon demand for the costs and expenses of any such performance (including penalties, interest and attorneys' fees incurred in connection therewith). Such reasonable costs and expenses incurred by Landlord shall be deemed Additional Rent hereunder.

                (8) Remedies Cumulative. All rights, privileges and elections or
                    -------------------
          remedies of Landlord are cumulative and not alternative with all other rights and remedies at law or in equity to the fullest extent permitted by law.

                                   ARTICLE 8.
                                 OPTION TO RENEW

     8.01.     OPTION  TO  RENEW.

          (a) Landlord hereby grants to Tenant one (1) option (the "Option") to extend the term of this Lease for an additional period of five (5) years (the "Option Term"), all on the following terms and conditions:

                (1) The Option must be exercised, if at all, by written notice irrevocably exercising the Option ("Option Notice") delivered by Tenant to Landlord not later than nine (9) months prior to the Term Expiration Date. Further, the Option shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the Term Expiration Date, (i) Tenant is in default under this Lease after the delivery of any notice required hereunder and passage of any applicable cure period, (ii) Tenant has assigned this Lease or its interest therein (other than an assignment for which Landlord's consent is not required), or (iii) Tenant, or Tenant's affiliate or subsidiary, is in possession of less than fifty percent (50%) of the square footage of the Leased Premises. Provided Tenant has properly and timely exercised the Option, the term of this Lease shall be extended for the period of the Option Term, and all terms, covenants and conditions of this Lease shall remain unmodified and in full force and effect, except that the Base Rent shall be modified as set forth in subsection 8.01(a)(2) below.

                (2) The Base Rent payable for the Option Term shall be the then-current rental rate per rentable square foot (as further defined below, "FMRR") being agreed to in new leases by the Landlord and other landlords of buildings in the Emeryville, California area which are comparable in quality, location and prestige to the Building ("Comparable Buildings") and tenants leasing space in the Building or Comparable Buildings. As used herein, "FMRR" shall mean the rental rate per rentable square foot for which Landlord and other landlords are entering into new leases (excluding the value of improvements made at Tenant's expense) within the time period of nine (9) to six (6) months prior to the Term Expiration Date ("Market Determination Period"), with new tenants leasing from Landlord and/or other landlords office space in the Building and/or Comparable Buildings ("Comparative Transactions"). Landlord shall provide its determina-tion of the FMRR to Tenant within twenty (20) days after Landlord receives the Option Notice. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of the FMRR within which to accept such FMRR or to reasonably object thereto in writing. In the event Tenant objects to the FMRR submitted by Landlord, Landlord and Tenant shall attempt to agree upon such FMRR. If Landlord and Tenant fail to reach agreement on such FMRR within fifteen (15) days following Tenant's Review Period (the "Outside Agreement Date"), then each party shall place in a separate sealed envelope its final proposal as to FMRR and such determina-tion shall be submitted to arbitration in accordance with subparagraph 8.01(b) below.

          (b) Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the FMRR within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint one arbitrator who shall be by profession be a real estate appraiser or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker or appraiser as to his or her opinion as to FMRR prior to the appointment. The deter-mina-tion of the arbitra-tor shall be limited solely to the issue of whether Landlord's or Tenant's submitted FMRR for the Premises is the closer to the FMRR for the Leased Premises. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appoint-ment of the arbitrator any data and additional informa-tion that such party deems relevant to the determination by the arbitrator ("Data") and the other party may submit a reply in writing within five (5) business days after receipt of such Data.

                (1) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted FMRR, and shall notify Landlord and Tenant of such determination.

                (2) The decision of the arbitrator shall be bind-ing upon Landlord and Tenant.

                (3) If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbi-trator shall be made by the American Arbitration Association.

                (4) The cost of arbitration shall be paid by the party whose submitted FMRR is not selected by the arbitrator.

                (5) The arbitration proceeding and all evidence given or discovered pursuant thereto shall be maintained in confidence by all parties.

          Notwithstanding anything to the contrary contained in this Section, if the rent during any extended term is determined by arbitration and if Tenant does not, in its sole discretion, approve the rental amount established by such appraisal, Tenant may rescind its exercise of the Option by giving Landlord written notice of such election to rescind within ten (10) days after receipt of the arbitrator's decision. If Tenant rescinds its exercise of the Option, then
(i) the Lease shall terminate, at Landlord's election, either on the date that is two hundred seventy (270) days after Tenant's notice of rescission or on the date the Lease would have otherwise terminated absent Tenant's exercise of the Option; and (ii) Tenant shall pay all costs and expenses of the arbitration.

                                   ARTICLE 9.
                              MISCELLANEOUS MATTERS

     9.01. PARKING. Landlord agrees to provide Tenant for use by the employees, agents, customers and invitees of Tenant the number of parking spaces designated on the Basic Lease Information sheet on an unreserved and unassigned basis on those portions of the Project designated by Landlord for parking. One hundred fifty-three (153) of the parking spaces shall be free of charge during the Term or any extension thereof (the "Free Parking Spaces"). At any time before the ninetieth (90th) day after the Term Commencement Date for the Expansion Premises, Tenant may elect to lease an additional sixty-four (64) parking stalls (Tenant must elect to lease all 64 parking stalls or none of the parking stalls; Tenant may not elect to lease only a portion of the 64 parking stalls) at the rate of fifty-five dollars ($55.00) per month per parking stall with annual increases of three percent (3%) per annum over the prior year. At any time before July 20, 2001, Tenant may elect to lease, for a period from the date of such election to the end of the initial Term, up to an additional forty-six (46) parking stalls at the rate of fifty-five dollars ($55.00) per month per parking stall with annual increases of the lesser of (i) market increases, or (ii) three percent (3%) per annum over the prior year. Tenant shall pay Landlord for all of its monthly parking fees at the time Tenant makes its regular payment of Base Rent. During the Option Term, the monthly parking fees (except for the Free Parking Spaces which shall remain free of charge) shall be the prevailing market parking rental rate at such time, with annual increases equal to the prevailing annual market increases at such time. The parking spaces will not be separately identified and Landlord shall have no obligation to monitor the use of the parking area; provided, however, the entrance to the Building garage shall be through a card-key system implemented by Landlord. If a parking density problem occurs during the Term,

Landlord shall address the problem, in its reasonable discretion, which solution may include initiating a parking permit system or a reserved parking system and any costs associated therewith (including, without limitation, costs of patrolling the Building garage and/or parking area outside of the Building for compliance with the parking system) shall constitute a Basic Operating Cost. All parking shall be subject to any and all rules and regulations adopted by Landlord in its reasonable discretion from time to time. Only automobiles no larger than full size passenger automobiles or pick-up trucks or standard business use vehicles (which do not require parking spaces larger than full size passenger automobiles) may be parked in the Project parking area. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, agents, customers or invitees to be loaded, unloaded or parked in areas other then those designated by Landlord for such activities. A failure by Tenant or any of its employees, agents, customers or invitees to comply with the foregoing provisions shall afford Landlord the right, but not the obligation, without notice, in addition to any other rights and remedies available under this Lease, to remove and to tow away the vehicles involved and to charge the cost to Tenant, which cost shall be immediately due and payable upon demand by Landlord.

     9.02. BROKERS. Landlord has been represented in this transaction by Landlord's Broker. Tenant has been represented in this transaction by Tenant's Broker. Upon full execution of this Lease by both parties, Landlord shall pay to
(i) Landlord's Broker a fee for brokerage services rendered by it in this transaction if provided for in a separate written agreement between Landlord and Landlord's Broker, and (ii) Tenant's broker pursuant to Landlord's published commission schedule or, in the event no such schedule exists, pursuant to a separate agreement by and between Landlord and Tenant's broker. Landlord shall pay no brokerage fees with respect to the leasing of the Expansion Premises. Tenant represents and warrants to Landlord that the brokers named in the Basic Lease Information sheet are the only agents, brokers, finders or other similar parties with whom Tenant has had any dealings in connection with the negotiation of this Lease and the consummation of the transaction contemplated hereby. Tenant hereby agrees to indemnify, defend and hold Landlord free and harmless from and against liability for compensation or charges which may be claimed by any other agent, broker, finder or other similar party by reason of any dealings with or actions of Tenant in connection with the negotiation of this Lease and the consummation of this transaction, including any costs, expenses and attorneys' fees incurred with respect thereto. Tenant hereby agrees to also indemnify, defend and hold Landlord free and harmless from and against liability for compensation or charges which may be claimed by any agent, broker, finder or other similar party by reason of any dealings with or actions of Tenant in connection with the negotiation of the leasing of the Expansion Premises, including any costs, expenses and attorneys' fees incurred with respect thereto.


     9.03. NO WAIVER. No waiver by either party of the default or breach of any term, covenant or condition of this Lease by the other shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent default or breach by the other of the same or of any other term, covenant or condition hereof. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Landlord's knowledge of a default or breach at the time of accepting Rent, the acceptance of Rent by Landlord shall not be a waiver of any preceding default or breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted. Any payment given Landlord by Tenant may be accepted by Landlord on account of monies or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

     9.04. RECORDING. Neither this Lease nor a memorandum thereof shall be recorded without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion.

     9.05. HOLDING OVER. If Tenant holds over after expiration or termination of this Lease, Tenant shall pay for each month of hold-over tenancy one hundred fifty percent (150%) times the Base Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term for each month or any part thereof of any such hold-over period, together with such other amounts as may become due hereunder. No holding over by Tenant after the Term shall operate to extend the Term. In the event of any unauthorized holding over, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands, liabilities, losses, costs, expenses (including attorneys' fees), injury and damages incurred by Landlord as a result of Tenant's delay in vacating the Leased Premises.

     9.06. TRANSFERS BY LANDLORD. The term "Landlord" as used in this Lease shall mean the owner(s) at the time in question of the fee title to the Leased Premises or, if this is a sublease, of the Tenant's interest in the master lease. If Landlord transfers, in whole or in part, its rights and obligations under this Lease or in the Project, upon its transferee's assumption of Landlord's obligations hereunder and delivery to such transferee of any unused Security Deposit then held by Landlord, no further liability or obligations shall thereafter accrue against the transferring or assigning person as Landlord hereunder. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as defined in this Section 9.06.

     9.07. ATTORNEYS' FEES. In the event either party places the enforcement of this Lease, or any part of it, or the collection of any Rent due, or to become due, hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney, or files suit upon the same, the prevailing party shall recover its reasonable attorneys' fees, costs and expenses, including those which may be incurred on appeal. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not suit is filed or any suit that may be filed is pursued to decision or judgment. The term "prevailing party" shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

     9.08. TERMINATION; MERGER. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Leased Premises, shall constitute an acceptance of the surrender of the Leased Premises by Tenant before the scheduled Term Expiration Date. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Leased Premises and accomplish a termination of this Lease. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for default by Tenant, shall automatically terminate any sublease or lesser estate in the Leased Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within thirty (30) days following any such event to make any written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

     9.09. AMENDMENTS; INTERPRETATION. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the parties in interest at the time of the modification. The captions of this Lease are for convenience only and shall not be used to define or limit any of its provisions.

     9.10. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

     9.11. NOTICES. All notices, demands, consents and approvals which are required or permitted by this Lease to be given by either party to the other shall be in writing and shall be deemed to have been fully given by personal delivery or by recognized overnight courier service or when deposited in the United States mail, certified or registered, with postage prepaid, and addressed to the party to be notified at the address for such party specified on the Basic Lease Information sheet, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days' notice to the notifying party given in accordance with this Section 9.11, except that upon Tenant's taking possession of the Leased Premises, the Leased Premises shall constitute Tenant's address for notice purposes. A copy of all notices given to Landlord under this Lease shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

          Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by recognized overnight courier shall be deemed given twenty-four (24) hours after delivery of the same to the courier. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

     9.12. FORCE MAJEURE. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section 9.12 shall excuse or delay Tenant's obligation to pay Rent or other charges due under this Lease.

     9.13.  GUARANTOR.  NONE.

     9.14. SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns (subject to the provisions hereof, including, without limitation, Section 5.15), and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment or subletting, may be approved by Landlord hereunder, Tenant's assigns or subtenants.

     9.15. FURTHER ASSURANCES. Landlord and Tenant each agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

     9.16. INCORPORATION OF PRIOR AGREEMENTS. This Lease, including the exhibits and addenda attached to it, contains all agreements of Landlord and Tenant with respect to any matter referred to herein. No prior agreement or understanding pertaining to such matters shall be effective.

     9.17. APPLICABLE LAW. This Lease shall be governed by, construed and enforced in accordance with the laws of the State of California.

     9.18. TIME OF THE ESSENCE. Time is of the essence of each and every covenant of this Lease. Each and every covenant, agreement or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease or on any other covenant or agreement set forth herein.

     9.19. NO JOINT VENTURE. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

     9.20. AUTHORITY. If Tenant is a corporation, trust or general or limited partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on Tenant's behalf and that this Lease is binding upon Tenant in accordance with its terms. If Tenant is a corporation, trust or partnership, Tenant shall, within ten (10) business days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.

     9.21. DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS. Tenant acknowledges that it has received and read any CC&Rs for the Project that have been recorded as of the date hereof, and agrees to comply with and be bound by all terms, conditions and provisions thereof. Tenant further acknowledges and agrees that a default by Tenant under the CC&Rs shall constitute a default hereunder. All obligations of Landlord hereunder shall be limited to the extent performance of same is prohibited, restricted or limited under the CC&Rs.

     9.22. OFFER. Preparation of this Lease by Landlord or Landlord's agent and submission of same to Tenant shall not be deemed an offer to lease to Tenant. This Lease is not intended to be binding and shall not be effective until fully executed by both Landlord and Tenant.

     9.23. BUILDING ACCESS. Tenant shall have access to the Leased Premises twenty-four (24) hours per day, seven (7) days per week. The Building shall be open from 7:00 a.m. to 6:00 p.m. Monday through Friday, and from 8:00 a.m. to 1:00 p.m. Saturday. Landlord shall provide a cardkey system for access to the Building and the adjacent garage after such hours. Landlord shall provide security measures in and around the Building that will include, but may not be limited to, security cameras and roving security patrols.

     9.24. EXHIBITS; ADDENDA. The following Exhibits and addenda are attached to, incorporated in and made a part of this Lease: EXHIBIT A-1 Site Plan of the
                                                    -----------
Building;  EXHIBIT  A-2  Floor  Plan  of the Leased Premises;  EXHIBIT B Initial
           ------------                                        ---------
Improvement  of the Leased Premises (Existing Premises); EXHIBIT B-1 Preliminary
                                                         -----------
Plans;  EXHIBIT B-2 Warm Shell Specifications; EXHIBIT C Confirmation of Term of
        -----------                            ---------
Lease;  EXHIBIT  D  Confidentiality  Agreement;  EXHIBIT  E  Building  Rules and
        ----------                               ----------
Regulations;  EXHIBIT  F  Estimated Budget; and EXHIBIT G Initial Improvement of
              ----------                        ---------
the  Leased  Premises  (Expansion  Premises).

     9.25. APPROVALS. Unless otherwise specified in this Lease, whenever the Lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any regret or remedy hereunder, each party shall at all times act reasonably and in good faith.

     9.26. DEPRECIATION. For all tax purposes, Landlord shall have the right to depreciate the cost of Landlord's Work and the Tenant Improvements (except for the cost of Tenant Improvements in excess of Landlord's Contribution (which Landlord's Contribution shall include the amount referenced in Paragraph 5(c) of EXHIBIT B); and Tenant shall have the right to depreciate all Tenant Extra
Improvements  and  all  alterations  to  the Leased Premises paid for by Tenant.


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                                       49

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.

                               "LANDLORD":

                               BEP-EMERYVILLE,  L.P.,
                               a  Delaware  limited  partnership

                               By:     EPI  Investors  103  LLC.,
                                       a California limited liability company
                                       Its:  General  Partner

                                       By:     Ellis  Partners,  Inc.,
                                               a  California  corporation
                                               Its:  Managing  Member



                                       By:     /s/  James F Ellis
                                          ------------------------------------
                                       Name:   James F Ellis
                                            ----------------------------------
                                       Title:  Vice President
                                             ---------------------------------


                               "TENANT":

                               EVOLVE  SOFTWARE,  INC.,
                               a  Delaware  corporation


                               By:     /s/ Doug Sinclair
                                   ---------------------------------
                               Name:   Doug Sinclair
                                    --------------------------------
                               Title:  CFO
                                     -------------------------------

                                   EXHIBIT  A-1


                                [Graphic Omitted]
                                    SITE PLAN
                                     OF THE
                                    BUILDING

                                   EXHIBIT  A-2


                                [Graphic Omitted]

                                   FLOOR  PLAN
                                     OF  THE
                                LEASED  PREMISES

                                    EXHIBIT  B
                 INITIAL  IMPROVEMENT  OF  THE  LEASED  PREMISES
                               (EXISTING PREMISES)


     1.     Tenant  Improvements.  Landlord  shall  construct  and  install  the
            --------------------
Tenant Improvements in the Leased Premises, substantially in accordance with plans, working drawings and specifications ("Tenant's Plans") prepared by Landlord's architect, Kava Massih Architects, Inc., in consultation with Tenant. Tenant's Plans shall include design build mechanical, electrical and plumbing plans and specifications. The costs of preparing Tenant's Plans and performing the Tenant Improvements shall be allocated between, and paid by, Landlord and Tenant as set forth in this EXHIBIT B. Landlord shall use its best efforts to
                              ---------
minimize the cost of preparing the Tenant's Plans and performing the Tenant Improvements.

     2.     Tenant's  Plans.
            ---------------

     As soon as reasonably possible Tenant and Landlord shall approve Tenant's Plans. Landlord shall cause Landlord's architect to cause Tenant's Plan's (i) to comply with all applicable codes, laws, ordinances, rules and regulations,
(ii) not adversely affect the Building shell or core or any systems, components or elements of the Building, (iii) be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Building, and
(iv) be otherwise satisfactory to Landlord in Landlord's reasonable discretion. Tenant's Plans shall be complete plans, working drawings and specifications for the layout, improvement and finish of the Leased Premises consistent with the design and construction of the Building, including mechanical and electrical drawings and decorating plans, showing as many of the following as possible:

          (a)  Location  and  type  of  all  partitions;

          (b) Location and type of all doors, with hardware and keying schedule;

          (c)  Ceiling  plans,  including  light  fixtures;

          (d) Location of telephone equipment room, with all special electrical and cooling requirements;

          (e) Location and type of all electrical outlets, switches, telephone outlets, and lights;

          (f)  Location  of  all  sprinklers;

          (g) Location and type of all equipment requiring special electrical requirements;

          (h) Location, weight per square foot and description of any heavy equipment or filing system exceeding fifty (50) pounds per square foot live and dead load;

          (i)  Requirements  for  special  air  conditioning  or  ventilation;

          (j)  Type  and  color  of  floor  covering;

          (k)  Location,  type  and  color  of  wall  covering;

          (l)  Location,  type  and  color  of  paint  or  finishes;

          (m)  Location  and  type  of  plumbing;

          (n)  Location  and  type  of  kitchen  equipment;

          (o)  Indicate  critical  dimensions  necessary  for  construction;

          (p) Details showing all millwork with verified dimensions and dimensions of all equipment to be built in, corridor entrances, bracing or support of special walls or glass partitions, and any other items or information requested by Landlord; and

          (q)  Location  of  all  cabling.

     3.     Landlord  shall  cause  to  be prepared, as quickly as possible, the
Tenant's Plans, as well as an estimate of the total cost of the Tenant Improvements ("Cost Estimate"), all of which shall conform to or represent logical evolutions of or developments from the preliminary plans attached hereto as EXHIBIT B-1 (the "Initial Preliminary Plans"). The parties intend to replace
   -----------
the Initial Preliminary Plans with a final space plan within sixty (60) days of execution of this Lease (the "Final Preliminary Plans"); provided, however, that the failure of the parties to replace the Initial Preliminary Plans with the Final Preliminary Plans shall not affect the enforceability of this Lease. The Tenant's Plans and Cost Estimate shall be delivered to Tenant immediately upon completion. Within three (3) business days after receipt thereof, at its election (a) Tenant may approve the Tenant's Plans and Cost Estimate, or (b) Tenant may deliver to Landlord the specific written changes to such plans that are necessary, in Tenant's opinion, to conform such plans to the Final Preliminary Plans or to reduce costs. If Tenant desires changes, Landlord shall not unreasonably withhold its approval of such changes and the parties shall confer and negotiate in good faith to reach agreement on modifications to the Tenant's Plans and the Cost Estimate as a consequence of such change. As soon as approved by Landlord and Tenant, Landlord shall submit the Tenant's Plans to all appropriate governmental agencies and thereafter the Landlord shall use its best efforts to obtain required governmental approvals as soon as practicable.

     4.     Construction.
            ------------

          (a) Landlord, at its sole cost and expense and with no deduction from Landlord's Contribution (as defined below), shall provide the "warm shell" of the Leased Premises as further shown on EXHIBIT B-2 (the "Landlord's Work"),
                                            -----------
which  shall  include  the following: (i) windows, side walls and an entry door;
(ii) the restroom core; (iii) HVAC on the roof, but not distributed; (iv) insulation; (v) line for plumbing, but not distributed; (vi) main sprinkler lines, but not distributed; and (vii) Common Areas servicing the Leased Premises.

          (b) Landlord shall complete the Landlord's Work and the Tenant Improvements in the Leased Premises substantially in accordance with Tenant's Plans and in a good and workmanlike manner and in compliance with all applicable codes, laws, ordinances, rules and regulations. Landlord shall be entitled to charge a construction supervision fee equal to the lesser of (i) three and one-half percent (3.5%) of the total costs of the Tenant Improvements, or (ii) $1.00 per square foot of the Rentable Area of the Leased Premises. Such administration fee shall be deducted from Landlord's Contribution. Landlord shall pay Landlord's Contribution directly to the Contractor in installments as the Tenant Improvements are constructed, upon Landlord's receipt of a written request for payment accompanied by written invoices and other written evidence reasonably satisfactory to Landlord showing the costs incurred, until Landlord's Contribution is exhausted. Notwithstanding the foregoing, Landlord's payment with respect to any invoice submitted by the Contractor shall not exceed a fixed percentage of the amount of such invoice, such fixed percentage to be equal to the ratio of Landlord's Contribution to the contract price for the Tenant Improvements. Within ten (10) days of Tenant's receipt from Landlord of a copy of a written invoice showing Tenant's share of such invoice (i.e. the total amount of such invoice less Landlord's share as determined by the preceding sentence), Tenant shall pay to Landlord the balance of such invoice and Landlord shall pay to the Contractor the full amount of such invoice. Landlord shall have no liability to Tenant if the Leased Premises are not suitable for Tenant's occupancy so long as the Leased Premises are constructed in accordance with Tenant's Plans. Landlord represents and warrants that the entire Landlord Contribution shall be available to Tenant for its intended use and that no portion of the Landlord Contribution has been previously committed by Landlord for items already constructed or currently being constructed except for the following: (i) sprinkler distribution laterals and heads that have been installed, and (ii) telecom conduit and cable that has been extended from the north electrical distribution room to the south electrical distribution room.

          (c) Landlord shall enter into a construction contract (the "Construction Contract") for the Tenant's Improvements with a general contractor (the "Contractor") selected on a competitive bid basis from the following group of general contractors: (i) Hillhouse Construction, (ii) DPR, (iii) Pankow Construction, and (iv) at Tenant's option, a general contractor proposed by Tenant subject to Landlord's reasonable approval. The Construction Contract shall be written on a "guaranteed maximum price" basis (the "Guaranteed Maximum Price") and will be subject to Tenant's prior written approval, which will not be unreasonably withheld. The Construction Contract shall require Contractor to seek competitive bids from subcontractors in each of the major trades, with a minimum of three bids where possible. Pricing below the guaranteed maximum amount shall be based upon the actual hard costs of construction (calculated on an open book basis) with a mark-up for the Contractor's general conditions, overhead and profit not to exceed the lesser of the mark-up charged for other tenant improvements at the Project or a commercially reasonable mark-up.

          (d) Notwithstanding anything to the contrary in the Lease, Landlord shall solely be responsible for, the cost of the Tenant Improvements shall not include and the Landlord's Contribution shall not be used for the following: (i) costs for improvements which are not shown on or described in the final Tenant's Plans or the general construction contract documents relating to the Construction Contract unless otherwise approved by Tenant; (ii) costs incurred to remove Hazardous Materials from the Leased Premises or the surrounding area;
(iii) attorneys' fees incurred in connection with negotiation of construction contracts including the Construction Contract; (iv) interest and other costs of financing construction costs not caused by Tenant's failure to make any payments required under Paragraphs 4 or 5 of this EXHIBIT B; (v) costs incurred as a
                                              ---------
consequence of construction defects during the course of construction of the Tenant Improvements (provided, however, that this clause (v) shall not expand the scope of any warranty set forth in this Lease); (vi) costs recovered by Landlord on account of warranties and insurance (and Landlord hereby agrees to act in a commercially reasonable manner to exercise all rights it has to recover costs under such warranties and insurance); (vii) restoration costs as a consequence of casualties where the restoration costs are in excess of the sum of insurance proceeds plus any applicable deductibles (with such deductibles not to exceed $10,000.00) under the applicable insurance policies; (viii) penalties and late charges attributable to Landlord's failure to pay construction costs unless caused by Tenant's failure to make any payments required under Paragraphs 4 or 5 of this EXHIBIT B; (ix) costs to bring any item which is part of the
                    ---------
"warm  shell"  set forth on EXHIBIT B-2 into compliance with applicable laws and
                            -----------
restrictions, including, without limitation, the Americans with Disabilities Act and environmental laws; (x) wages, labor and overhead for overtime and premium time unless otherwise agreed by the parties; (xi) offsite management, supervision fees or other general overhead costs incurred by Landlord other than the fee set forth in Paragraph 4(b) of this EXHIBIT B; and (xii) costs exceeding
                                            ---------
those  authorized  pursuant  to  the  terms  of  the  Construction  Contract.

     5.     Landlord's  and  Tenant's  Contributions.
            ----------------------------------------

          (a)  Landlord  shall  pay  for  Landlord's  Work.

          (b) As Landlord's contribution for the costs of Tenant Improvements, Landlord shall give Tenant an allowance in the maximum amount of $25.00 per square foot of Rentable Area, which equals $1,281,525.00 based upon 51,261 rentable square feet ("Landlord's Contribution"). Landlord's Contribution may be used only for direct hard and soft costs, including construction costs, architect fees, and consultant fees; provided, however, that, in the event that a portion of Landlord's Contribution remains after payment in full for the Tenant Improvements, such portion shall be a credit against Base Rent. Any costs of preparing Tenant's Plans and constructing the Tenant Improvements in excess of Landlord's Contribution shall be paid by Tenant and shall constitute Tenant's Extra Improvements.

          (c) In the event that the actual cost of the Tenant Improvements exceeds $1,281,525.00, Landlord shall make available up to an additional $256,305.00 for the Tenant Improvements. Tenant may pay such actual costs in cash or may elect to have any portion of such amount amortized over the initial lease Term and paid monthly with Base Rent along with interest calculate d at the lesser of the maximum rate allowed by law or 11.5%.

     6.     Changes.  Except  for  minor  and  immaterial  changes,  if  Tenant
            -------
requests any change in Tenant's Plans after final approval thereof by Landlord and Tenant, Tenant shall request such change in a written notice to Landlord. Each such request shall be accompanied by proper plans and specifications prepared by Tenant, at Tenant's expense, necessary to show and explain such change from the previously approved Tenant's Plans. All changes in Tenant's Plans (except for minor and immaterial changes) shall be subject to the prior written approval of Landlord which shall be given within five (5) business days (which shall not be unreasonably withheld).

     7.     Other  Work  by Tenant.  All work not within the scope of the normal
            ----------------------
construction trades employed on the Building, such as the furnishing and installing of furniture, telephone equipment, office equipment and wiring, shall be furnished and installed by Tenant at Tenant's expense.

     8.     Requirements  for  Work  Performed by Tenant.  All work performed at
            --------------------------------------------
the Building or in the Project by Tenant or Tenant's contractor or subcontractors shall be subject to the following additional requirements:

          a. Such work shall not proceed until Landlord has approved in writing:
      (i) Tenant's contractor, (ii) the amount and coverage of public liability and property damage insurance, with Landlord named as an additional insured, carried by Tenant's contractor, (iii) complete and detailed plans and specifications for such work, and (iv) a schedule for the work.

          b. All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with applicable laws.

          c. Tenant or Tenant's contractor shall arrange for necessary utility, hoisting and elevator service, on a nonexclusive basis, with Landlord.
      Landlord shall have the right to require any necessary movement of materials by the elevator to be done after regular working hours.

          d. Tenant shall be responsible for cleaning the Leased Premises, the Building and the Project and removing all debris in connection with the Tenant Improvements and its other work. All completed work shall be subject to inspection and acceptance by Landlord. Tenant shall reimburse Landlord for the cost of third party supervision of construction of the Tenant Improvements (which may be deducted by Landlord from Landlord's Contribution) upon demand and for all extra expense incurred by Landlord by reason of faulty work done by Tenant or Tenant's contractor or by reason of inadequate cleanup by Tenant or Tenant's contractor. Landlord will provide Tenant with copies of third party consultant invoices within five (5) business days of Tenant's request for such invoices.

          e. Tenant shall be responsible for the cost of separately metering electrical utilities to the Leased Premises (or such cost may be paid and deducted from Landlord's Contribution.

     9.     Tenant  Delay.  If  the  completion  of  the  Tenant Improvements is
            -------------
delayed (i) at the request of Tenant, (ii) by Tenant's failure to comply with the foregoing provisions (including failure to pay any sums payable by Tenant within the time periods specified herein), (iii) by changes in the Tenant's Plans ordered by Tenant after such Tenant's Plans were already approved by Landlord and Tenant or by extra work ordered by Tenant, (iv) because Tenant chooses to have additional work performed by Landlord, or (v) because of any other act or omission of Tenant not within Tenant's specific rights under this Lease (collectively, "Tenant Delay"), then Tenant shall be responsible for all costs and any expenses occasioned by such Tenant Delay including, without limitation, any costs and expenses attributable to increases in labor or materials (but only where such increased costs exceed Landlord's Contribution under paragraph 5(b)); and, if such delay actually delays the Term Commencement Date, then Tenant shall pay Lessor the Base Rent for the entire period of such delay.

     10.     Binding  Arbitration.  Any  dispute ("Dispute") between the parties
             --------------------
with respect to the Tenant's Plans and/or the Construction Contract shall be resolved in accordance with the following procedures. Either party may commence arbitration with respect to a Dispute by giving notice to the other party ("Arbitration Notice"). Within ten (10) days of the Arbitration Notice, Landlord and Tenant shall jointly select an arbitrator, or if they are unable to reach agreement on the arbitrator, in accordance with the then current arbitration rules and procedures (the "Rules") of JAMS-Endispute ("JAMS") from a list of qualified people maintained by JAMS. Neither Landlord nor Tenant shall consult with such arbitrator as to his or her opinion as to the Dispute prior to the appointment. The determination of the arbitrator shall be limited solely to the Dispute. The arbitration shall take place in San Francisco, California and all expedited procedures prescribed by the Rules shall apply. Such arbitrator may hold hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator, with a copy to the other party, within five (5) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator and the other party may submit a reply in writing within five (5) business days after receipt of such data and additional information. The arbitrator shall conduct such evidentiary hearings as the arbitrator deems necessary or appropriate.

          (a) The arbitrator shall, within twenty-one (21) days of his or her appointment, reach a decision as to the Dispute, and shall notify Landlord and Tenant of such determination.

          (b) The decision of the arbitrator shall be binding upon Landlord and Tenant.

          (c) If Landlord and Tenant fail to agree upon other matters relating to the arbitration, then the Rules shall govern such arbitration.

          (d) The cost of the arbitration shall be paid by the substantially unsuccessful party.

          (e) The arbitration proceeding and all evidence given or discovered pursuant thereto shall be maintained in confidence by all parties.

          (f) Judgment upon the award rendered by the arbitrator may be entered by either party in any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

                                   EXHIBIT  C

                       CONFIRMATION  OF  TERM  OF  LEASE


     This Confirmation of Term of Lease is made by and between BEP-EMERYVILLE, L.P., a Delaware limited partnership, as Landlord, and, a, as Tenant, who agree as follows:

     1. Landlord and Tenant entered into a Lease dated ____________________, 19_____ (the "Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord the Leased Premises described in the Basic Lease Information sheet of the Lease (the "Leased Premises").

     2. Pursuant to Section 3.01 of the Lease, Landlord and Tenant agree to confirm the commencement date and expiration date of the Term of the Lease as follows:

          a.  _________________________, 20_____, is the Term Commencement Date;

          b.  _________________________,  20_____,  is the Term Expiration Date;

          c.  _________________________,  20_____,  is  the commencement date of
Rent  under  the  Lease.

     3. Tenant hereby confirms that the Lease is in full force and effect and:

          a. It has accepted possession of the Leased Premises as provided in the Lease;

          b. The improvements and space required to be furnished by Landlord under the Lease have been furnished;

          c.  Landlord  has  fulfilled  all  its duties of an inducement nature;

          d. The Lease has not been modified, altered or amended, except as follows:__________________________________________________________
              ______________________;  and

          e. There are no setoffs or credits against Rent and no security deposit has been paid except as expressly provided by the Lease.

     4. The provisions of this Confirmation of Term of Lease shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors, subject to the restrictions on assignment and subleasing contained in the Lease.

     DATED:  _________________________,  20_____

"LANDLORD":                                "TENANT":

BEP-EMERYVILLE,  L.P.,                     EVOLVE  SOFTWARE,  INC.,
a  Delaware  limited  partnership          a  Delaware  corporation

By:  EPI  Investors  103  LLC,
 a California limited liability company
 Its:  General  Partner                    By:____________________________
                                           Name:__________________________
     By:  Ellis  Partners,  Inc.,          Title:_________________________
          a  California  corporation
          Its:  Managing  Member


        By:____________________________
        Name:__________________________
        Title:_________________________


        By:____________________________
        Name:__________________________
        Title:_________________________

                                    EXHIBIT  D
                            CONFIDENTIALITY  AGREEMENT

                                    EXHIBIT  E
                         BUILDING  RULES  AND  REGULATIONS

     1. The sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by Tenant or used by it for any purpose other than ingress to and egress from the Leased Premises, and for going from one part of the Building to another part. Corridor doors, when not in use, shall be kept closed. Before leaving the Building, Tenant shall make commercially reasonable efforts to ensure that all doors to the Leased Premises are securely locked and all water faucets and electricity are shut off.

     2. Plumbing fixtures shall be used only for their designated purpose, and no foreign substances of any kind shall be deposited therein. Damage to any such fixtures resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

     3. Nails, screws and other attachments to the Building require prior written consent from Landlord, except for the routine hanging of pictures and diplomas or certifications. Tenant shall not mar or deface the Leased Premises in any way. Tenant shall not place anything on or near the glass of any window, door or wall which may appear unsightly from outside the Leased Premises.

     4. All contractors and technicians rendering any installation service to Tenant shall be subject to Landlord's approval and supervision prior to performing services. This applies to all work performed in the Building, including, but not limited to, installation of telephones, telegraph equipment, wiring of any kind, and electrical devices, as well as all installations affecting floors, walls, woodwork, windows, ceilings and any other physical portion of the Building.

     5. Movement in or out of the Building of furniture, office equipment, safes or other bulky material which requires the use of elevators, stairways, or the Building entrance and lobby shall be restricted to hours established by Landlord. All such movement shall be under Landlord's supervision, and the use of an elevator for such movements shall be restricted to the Building's freight elevator. Arrangements shall be made at least 24 hours in advance with Landlord regarding the time, method, and routing of such movements. Tenant shall pay for the services of the employees of the elevator service company employed when safes and other heavy articles are moved into or from the Building, and Tenant shall assume all risks of damage and pay the cost of repairing or providing compensation for damage to the Building, to articles moved and injury to persons or property resulting from such moves. Landlord shall not be liable for any acts or damages resulting from any such activity.

     6. Landlord shall have the right to limit the weight and size of, and to designate the location of, all safes and other heavy property brought into the Building.

     7. Tenant shall cooperate with Landlord in maintaining the Leased Premises. Tenant shall not employ any person for the purpose of cleaning the Leased Premises other than the

Building's cleaning and maintenance personnel. Window, carpet and wall cleaning shall be done only by Landlord's agents at such times and during such hours as Landlord shall elect but in no event less than once per year. Janitorial services will not be furnished on nights when rooms are locked and occupied after 7:00 P.M.

     8. Deliveries of water, soft drinks, newspapers or other such items to the Leased Premises shall be restricted to hours established by Landlord and made by use of the freight elevator if Landlord so directs.

     9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds, fish or animals of any kind shall be brought into or kept in, on or about the Leased Premises, with the exception of guide dogs where necessary.

     10. No cooking shall be done in the Leased Premises except in connection with a convenience lunch room for the sole use of employees and guests (on a non-commercial basis) in a manner which complies with all of the provisions of the Lease and which does not produce fumes or odors.

     11. Food, soft drink or other vending machines shall not be placed within the Leased Premises without Landlord's prior written consent.

     12. Tenant shall not install or operate on the Leased Premises any electric heater, stove or similar equipment without Landlord's prior written consent. Tenant shall not use or keep on the Leased Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment utilized at the Leased Premises. No explosives shall be brought onto the Project at any time.

     13. Tenant shall not waste electricity, water or air conditioning and agrees to reasonably cooperate with Landlord to assure the effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Leased Premises; Landlord shall make reasonable adjustments in thermostats upon request from Tenant.

     14. The Building air conditioning system is designed for operation only with all outside Building windows closed; accordingly, Tenant shall not open or allow any outside window to be opened at any time.

     15. Tenant, its employees, agents and invitees shall each comply with all requirements necessary for the security of the Leased Premises, including, if implemented by Landlord, the use of service passes issued by Landlord for after-hours movement of office equipment/packages, and the signing of a security register in the Building lobby after hours. Landlord reserves the right to refuse entry to the Building after normal business hours to Tenant, its employees, agents or invitees, or any other person without satisfactory identification showing his or her right of access to the Building at such time. Landlord shall not be liable for any damages resulting from


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any  error  in  regard  to  any such identification or from such admission to or exclusion from the Building. Landlord shall not be liable to Tenant for losses due to theft or burglary, or for damage by unauthorized persons in, on or about the Project, and Tenant assumes full responsibility for protecting the Leased Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry closed.

     16. Landlord will furnish Tenant with one hundred (100) initial keys for entrance doors into the Leased Premises, and may charge Tenant for additional keys thereafter. All such keys shall remain the property of Landlord. No additional locks are allowed on any door of the Leased Premises without Landlord's prior written consent and Tenant shall not make any duplicate keys. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises, and give to Landlord the combination of all locks for safes and vault doors, if any, in the Leased Premises.

     17. Tenant shall not bring into (or permit to be brought into) the Building any bicycle or other type of vehicle.

     18. Landlord retains the right at any time, without liability to Tenant, to change the name and street address of the Building, except as otherwise expressly provided in the Lease with respect to signage; provided, however, that after an initial such change, Landlord shall reimburse Tenant its actual reasonable costs thereof.

     19. Canvassing, peddling, soliciting, and distribution of handbills in or at the Project are prohibited and Tenant will cooperate to prevent these activities.

     20. The Building hours of operation are 7:00 A.M. to 6:00 P.M., Monday through Friday, excluding holidays. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and legal holidays, and between the hours of 6:00 P.M. of any day and 7:00 A.M. of the following day, and during such other hours as Landlord may deem advisable for the protection of the Building and the tenants thereof. Card key access to the Building will be provided to Tenant during such closed hours.

     21. The requirements of Tenant will be attended to only upon application to the Project manager. Employees will not perform any work or do anything outside of their regular duties unless under specific instruction from the Project manager.

     22. Tenant shall cooperate fully with the life safety program of the Building as established and administered by Landlord. This shall include participation by Tenant and its employees in exit drills, fire inspections, life safety orientations and other programs relating to fire and life safety that may be established by Landlord.

     23.     No  smoking  shall  be  permitted  in  the  Building.

     24. Subject to the provisions of this Lease, Landlord reserves the right to rescind any of these rules and regulations and to make future reasonable rules and regulations required for the safety, protection and maintenance of the Project, the operation and preservation of the good


                                        3
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order thereof, and the protection and comfort of the tenants and their employees and visitors. Such rules and regulations, when made and written notice thereof given to Tenant, shall be binding as if originally included herein. Landlord shall not be responsible to Tenant for the non-observance or violation of these rules and regulations by any other tenant of the Building. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these rules and regulations.

                                   EXHIBIT  F

                               ESTIMATED  BUDGET

                                    EXHIBIT G
                INITIAL  IMPROVEMENT  OF  THE  LEASED  PREMISES
                              (EXPANSION  PREMISES)


     1. Tenant Improvements. Tenant shall select a contractor (the "Contractor")
        --------------------
to construct and install the Tenant Improvements (as defined below). The Contractor must be approved by Landlord, which approval shall not be unreasonably withheld. Landlord hereby approves of all of the following contractors: Hillhouse Construction, South Bay Construction, Carli Construction, DPR, Charles Pankow Builders, Rudolph & Sletten and Webcor. The Contractor shall construct and install the tenant improvements (the "Tenant Improvements") in the Leased Premises, substantially in accordance with plans, working drawings and specifications ("Tenant's Plans") prepared by Tenant's architect (the "Architect") and the Tenant's Plans shall be approved by Landlord, which approval shall not be unreasonably withheld. As part of the Tenant Improvements, Tenant shall be allowed to construct a staircase (the "Staircase") connecting the Existing Premises with the Expansion Premises, subject to Landlord approval, which approval shall not be unreasonably withheld.

     2.  Tenant's  Plans.  Tenant  and  Landlord shall mutually approve Tenant's
         ---------------
Plans in writing, each party's approval shall not be unreasonably withheld. Tenant's Plan's shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the Building shell or core or any systems, components or elements of the Building, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Building, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion. Tenant's Plans shall be complete plans, working drawings and specifications for the layout, improvement and finish of the Leased Premises consistent with the design and construction of the Building, including mechanical and electrical drawings and decorating plans, showing as many of the following as possible:

          (a)  Location  and  type  of  all  partitions;

          (b) Location and type of all doors, with hardware and keying schedule;

          (c)  Ceiling  plans,  including  light  fixtures;

          (d) Location of telephone equipment room, with all special electrical and cooling requirements;

          (e) Location and type of all electrical outlets, switches, telephone outlets, and lights;

          (f)  Location  of  all  sprinklers;

          (g) Location and type of all equipment requiring special electrical requirements;


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          (h)  Location,  weight  per  square  foot and description of any heavy equipment or filing system exceeding fifty (50) pounds per square foot live and dead load;

          (i)  Requirements  for  air  conditioning  or  special  ventilation;

          (j)  Type  and  color  of  floor  covering;

          (k)  Location,  type  and  color  of  wall  covering;

          (l)  Location,  type  and  color  of  paint  or  finishes;

          (m)  Location  and  type  of  plumbing;

          (n)  Location  and  type  of  kitchen  equipment;

          (o)  Indicate  critical  dimensions  necessary  for  construction;

          (p) Details showing all millwork with verified dimensions and dimensions of all equipment to be built in, corridor entrances, bracing or support of special walls or glass partitions, and any other items or information requested by Landlord; and

          (q)  Location  of  all  cabling.

     3.     Landlord's Review.  Landlord's review and approval of Tenant's Plans
            -----------------
shall not constitute, and Landlord shall not be deemed to have made, any representation or warranty as to the compliance of the Tenant Improvements with any laws or as to the suitability of the Leased Premises or the Tenant Improvements for Tenant's needs.

     4.     Construction.     The  Tenant  Improvements  in  the Leased Premises
            ------------
shall be completed substantially in accordance with Tenant's Plans by the Contractor in a good and workmanlike manner. Subject to Section 5 of this EXHIBIT G, Tenant shall promptly pay when due the entire cost of all of the
----------
Tenant Improvements (including the cost of all utilities, permits, fees, taxes, and property and liability insurance in connection therewith) required by Tenant's Plans. Except as otherwise expressly provided herein, Landlord shall have no liability to Tenant if the Leased Premises is not suitable for Tenant's occupancy or if Tenant has not obtained all the necessary permits for Tenant to occupy the Leased Premises by the rent commencement date.

     5.     Landlord's  and  Tenant's Contributions.  Landlord shall not pay for
            ---------------------------------------
costs of Tenant Plans and for any of the costs of constructing the Tenant Improvements. Any and all costs of preparing Tenant's Plans and constructing the Tenant Improvements shall be paid by Tenant.

     6.     Changes.  Except  for  minor  and  immaterial  changes,  if  Tenant
            -------
requests any change in Tenant's Plans, Tenant shall request such change in a written notice to Landlord.

     7.     Other  Work  by Tenant.  All work not within the scope of the normal
            ----------------------
construction trades employed on the Building, such as the furnishing and installing of furniture, telephone equipment, office equipment and wiring, shall be furnished and installed by Tenant at Tenant's expense.

     8.     Requirements for Work Performed by Tenant.  All other work performed
            -----------------------------------------
at the Building or in the Project by Tenant or Tenant's contractor or subcontractors shall be subject to the following additional requirements:

          (a) Such work shall not proceed until Landlord has approved in writing: (i) Tenant's contractor, (ii) the amount and coverage of public liability and property damage insurance, with Landlord named as an additional insured, carried by Tenant's contractor, (iii) complete and detailed plans and specifications for such work, and (iv) a schedule for the work.

          (b) All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with applicable laws.

          (c) Tenant or Tenant's contractor shall arrange for necessary utility, hoisting and elevator service, on a nonexclusive basis, with Landlord.
      Landlord shall have the right to require any necessary movement of materials by the elevator to be done after regular working hours.

          (d) Tenant shall be responsible for cleaning the Leased Premises, the Building and the Project and removing all debris in connection with the its work. All completed work shall be subject to inspection and acceptance by Landlord. Tenant shall reimburse Landlord for the cost all extra expense incurred by Landlord by reason of faulty work done by Tenant or Tenant's contractor or by reason of inadequate cleanup by Tenant or Tenant's contractor. Landlord will provide Tenant with copies of third party consultant invoices within five (5) business days of Tenant's request for such invoices.

          (e) Landlord shall not unreasonably withhold, delay or condition to any consent, approval or acceptance that is required hereunder.

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